                                                                       EXECUTION

                                                                       EXHIBIT A

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                            DATED AS OF MAY 25, 2001


                                      AMONG


                        NORTHLAND CABLE PROPERTIES, INC.
                          NORTHLAND CABLE VENTURES LLC
                       JOINTLY AND SEVERALLY AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                        BANK OF MONTREAL, CHICAGO BRANCH
                             AS ADMINISTRATIVE AGENT

                                BMO NESBITT BURNS
                           AS ARRANGER AND BOOKRUNNER

                         U.S. BANK NATIONAL ASSOCIATION
                              AS SYNDICATION AGENT

                                       AND

                              BANK OF AMERICA, N.A.
                             AS DOCUMENTATION AGENT

                                TABLE OF CONTENTS


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

                                   SECTION 1.

                                   DEFINITIONS

1.1     Certain Defined Terms...............................................................2
1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.25
1.3     Other Definitional Provisions......................................................25

                                   SECTION 2.

                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1     Commitments; Making of Loans; Notes................................................25
2.2     Interest on the Loans..............................................................29
2.3     Fees...............................................................................33
2.4     Prepayments and Reductions in Commitments; General Provisions Regarding Payments...34
2.5     Use of Proceeds....................................................................43
2.6     Special Provisions Governing LIBOR Rate Loans......................................43
2.7     Increased Costs; Taxes; Capital Adequacy...........................................45
2.8     Obligation of Lenders to Mitigate..................................................49
2.9     Existing Loans.....................................................................50
2.10    Joint and Several Liability; Payment Indemnifications; etc.........................50

                                   SECTION 3.

                               CONDITIONS TO LOANS

3.1     Conditions to Initial Loans........................................................51
3.2     Conditions to Certain Revolving Loans..............................................56
3.3     Conditions to All Loans............................................................61

                                   SECTION 4.

                    BORROWERS REPRESENTATIONS AND WARRANTIES

4.1     Organization, Powers, Qualification, Good Standing, Business and Subsidiaries, etc.62
4.2     Authorization of Borrowing, etc....................................................64
4.3     Financial Condition................................................................64
4.4     No Material Adverse Change; No Restricted Junior Payments..........................65
4.5     Title to Properties; Liens.........................................................65
4.6     Litigation; Adverse Facts..........................................................65
4.7     Payment of Taxes...................................................................65


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                                TABLE OF CONTENTS
                                   (CONTINUED)


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
4.8     Performance of Agreements; Materially Adverse Agreements...........................66
4.9     Governmental Regulation............................................................66
4.10    Securities Activities..............................................................66
4.11    Employee Benefit Plans.............................................................66
4.12    Certain Fees.......................................................................67
4.13    Environmental Matters..............................................................67
4.14    Employee Matters...................................................................68
4.15    Solvency...........................................................................68
4.16    Insurance..........................................................................68
4.17    Intellectual Property..............................................................68
4.18    Disclosure.........................................................................68

                                   SECTION 5.

                         BORROWERS AFFIRMATIVE COVENANTS

5.1     Financial Statements and Other Reports.............................................69
5.2     Limited Liability Company and/or Corporate Existence, etc..........................74
5.3     Payment of Taxes and Claims; Tax Consolidation.....................................74
5.4     Maintenance of Properties; Insurance...............................................74
5.5     Inspection.........................................................................75
5.6     Compliance with Laws, etc..........................................................75
5.7     Environmental Compliance and Inspection............................................75
5.8     Interest Rate Protection...........................................................76
5.9     Mortgages; Mortgage Policies; Etc..................................................76
5.10    Further Assurances.................................................................77

                                   SECTION 6.

                          BORROWERS NEGATIVE COVENANTS

6.1     Indebtedness.......................................................................78
6.2     Liens and Related Matters..........................................................78
6.3     Investments; Joint Ventures........................................................79
6.4     Contingent Obligations.............................................................79
6.5     Restricted Junior Payments.........................................................80
6.6     Financial Covenants................................................................81
6.7     Restriction on Fundamental Changes; Asset Sales and Acquisitions...................83
6.8     Capital Expenditures...............................................................84
6.9     Sales and Lease-Backs..............................................................84
6.10    Sale or Discount of Receivables....................................................85
6.11    Transactions with Shareholders and Affiliates......................................85
6.12    Disposal of Subsidiary Stock.......................................................85
6.13    Conduct of Business................................................................85


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                                TABLE OF CONTENTS
                                   (CONTINUED)


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
6.14    Amendments or Waivers of Related Documents and Charter Documents...................86
6.15    Fiscal Year........................................................................86

                                   SECTION 7.

                                EVENTS OF DEFAULT

7.1     Failure to Make Payments When Due..................................................86
7.2     Default in Other Agreements........................................................86
7.3     Breach of Certain Covenants........................................................87
7.4     Breach of Warranty.................................................................87
7.5     Other Defaults Under Loan Documents................................................87
7.6     Involuntary Bankruptcy; Appointment of Receiver, etc...............................87
7.7     Voluntary Bankruptcy; Appointment of Receiver, etc.................................87
7.8     Judgments and Attachments..........................................................88
7.9     Dissolution........................................................................88
7.10    Employee Benefit Plans.............................................................88
7.11    Material Adverse Effect............................................................88
7.12    Change in Control..................................................................88
7.13    Failure of Security or Guaranty....................................................88
7.14    Franchises.........................................................................89
7.15    Parent Notes.......................................................................89

                                   SECTION 8.

                              ADMINISTRATIVE AGENT

8.1     Appointment........................................................................90
8.2     Powers and Duties; General Immunity................................................90
8.3     Representations and Warranties; No Responsibility For Appraisal of
        Creditworthiness...................................................................92
8.4     Right to Indemnity.................................................................92
8.5     Successor Administrative Agent.....................................................92
8.6     Collateral Documents, Etc..........................................................93
8.7     Appointment of Separate Administrative Agent.......................................94

                                   SECTION 9.

                                  MISCELLANEOUS

9.1     Assignments and Participations in Loans............................................94
9.2     Expenses...........................................................................96
9.3     Indemnity..........................................................................97
9.4     Set-Off; Security Interest in Deposit Accounts.....................................97
9.5     Ratable Sharing....................................................................98


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                                TABLE OF CONTENTS
                                   (CONTINUED)


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
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9.6     Amendments and Waivers.............................................................98
9.7     Independence of Covenants..........................................................99
9.8     Notices............................................................................99
9.9     Survival of Representations, Warranties and Agreements............................100
9.10    Failure or Indulgence Not Waiver; Remedies Cumulative.............................100
9.11    Marshalling; Payments Set Aside...................................................100
9.12    Severability......................................................................100
9.13    Obligations Several; Independent Nature of Lenders' Rights........................100
9.14    Headings..........................................................................101
9.15    Applicable Law....................................................................101
9.16    Successors and Assigns............................................................101
9.17    Consent to Jurisdiction and Service of Process....................................101
9.18    Waiver of Jury Trial..............................................................102
9.19    Confidentiality...................................................................102
9.20    Counterparts; Effectiveness.......................................................103


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
EXHIBITS

I          FORM OF NOTICE OF BORROWING
II         FORM OF NOTICE OF CONVERSION/CONTINUATION
III-A      FORM OF TERM A NOTE
III-B      FORM OF TERM B NOTE
IV         FORM OF REVOLVING NOTE
V          FORM OF COMPLIANCE CERTIFICATE
VI         FORM OF SUBSCRIBER REPORTS
VII        CONFORMED COPY OF SECURITY AGREEMENT DATED SEPTEMBER 1, 1998
VIII       CONFORMED COPY OF NMG GUARANTY DATED SEPTEMBER 1, 1998
IX         FORM OF OPINION OF BORROWERS' COUNSEL
X          FORM OF OPINION OF O'MELVENY & MYERS LLP
XI         FORM OF FINANCIAL CONDITION CERTIFICATE
XII        FORM OF ASSIGNMENT AGREEMENT
XIII       FORM OF CERTIFICATE RE NON-BANK STATUS
XIV        FORM OF LANDLORD CONSENT LETTER
XV         FORM OF MORTGAGE
XVI        CONFORMED COPY OF SUBORDINATION AGREEMENT DATED SEPTEMBER 1, 1998
XVII       FORM OF ACKNOWLEDGEMENT AND CONSENT
XVIII      FORM OF PARENT PLEDGE AGREEMENT


SCHEDULES

1.1A       PREMIER ACQUIRED SYSTEMS
1.1B       NCP6 ACQUIRED SYSTEMS
1.1C       OPERATING CASH FLOW ADJUSTMENT
2.1        LENDERS' COMMITMENTS
4.1E       FRANCHISES
4.1G       REAL PROPERTY
4.12       FEES
4.16       INSURANCE POLICIES

                                                                       EXECUTION

                        NORTHLAND CABLE PROPERTIES, INC.
                          NORTHLAND CABLE VENTURES LLC

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



               This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of May 25, 2001 and entered into by and among NORTHLAND CABLE PROPERTIES, INC., a Washington corporation ("COMPANY") and NORTHLAND CABLE VENTURES LLC, a Washington limited liability company ("NCV" and together with Company, on a joint and several basis, "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), BANK OF MONTREAL, CHICAGO BRANCH ("BANK OF Montreal") as Administrative Agent for the Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

               WHEREAS, Northland Telecommunications Corporation, a Washington corporation ("NTC") owns all of the issued and outstanding capital stock of Northland Communications Corporation, a Washington corporation ("PARENT"), which in turn owns 100% of the issued and outstanding capital stock of Company;

               WHEREAS, Company, and Northland Management Group, LLC, a Washington limited liability company ("NMG") as of the date hereof, are the sole members of NCV;

               WHEREAS, Borrowers and certain financial institutions ("EXISTING LENDERS") are parties to that certain Amended and Restated Credit Agreement dated as of September 1, 1998 (as heretofore amended, supplemented or otherwise modified, the "EXISTING CREDIT Agreement"), pursuant to which Existing Lenders (capitalized terms used in these Recitals without definition shall have the respective meanings assigned in subsection 1.1 hereof) made up to $60,000,000 of credit facilities available to Borrowers in accordance with the terms thereof, the proceeds of which were used to (i) consummate the acquisition of certain cable television systems from Northland Cable Properties Four Limited Partnership and Northland Cable Properties Five Limited Partnership, and the other transactions contemplated thereby (ii) pay transaction costs, fees and expenses related to the foregoing and (iii) for general corporate purposes, including working capital and capital expenditures;

               WHEREAS, Borrowers have secured all of the Obligations under the Existing Credit Agreement by granting to Administrative Agent, on behalf of and for the ratable benefit of Existing Lenders, a first priority security interest in substantially all of Borrowers' assets.

               WHEREAS, Borrowers desire that Lenders increase the amount of credit facilities available to Borrowers to $85,000,000 by (i) providing commitments for Revolving Loans in an aggregate principal amount of $30,000,000 and (ii) providing commitments for Term Loans in an aggregate principal amount of $55,000,000 consisting of Term A Loans in the aggregate principal amount of $35,000,000 and Term B Loans in the aggregate principal amount of $20,000,000;

               WHEREAS, the proceeds of such additional credit facilities will be used by Borrowers to (i) upon the Second Restatement Effective Date, finance the acquisition (the "PREMIER ACQUISITION") by Borrowers of those certain cable television systems listed on Schedule 1.1A hereto (the "PREMIER ACQUIRED SYSTEMS") currently owned by Northland Premier Cable Limited Partnership, a Washington limited partnership, ("PREMIER"), (ii) after the Second Restatement Effective Date, in accordance with the terms hereof, finance the acquisition (the "NCP6 ACQUISITION") by Company of those certain cable television systems listed on Schedule 1.1B hereto (the "NCP6 ACQUIRED SYSTEMS") currently owned by Northland Cable Properties Six Limited Partnership, a Washington limited partnership ("NCP6"), and (iii) provide for the working capital requirements and other corporate purposes of Borrowers and their respective Subsidiaries all as more specifically set forth below;

               WHEREAS, Parent will guarantee the Obligations under this Agreement and the Loan Documents and will secure such guaranty by granting to Administrative Agent, on behalf of Lenders, a pledge of all of the capital stock of Company.

               WHEREAS, Lenders have agreed to amend and restate the Existing Credit Agreement in its entirety for the purposes of (i) providing such additional credit facilities to Borrowers and (ii) making certain other changes to the provisions of the Existing Credit Agreement on the terms and the conditions set forth herein, which amendment and restatement shall become effective upon the satisfaction of the conditions precedent set forth herein;

               WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the Obligations of Borrowers outstanding thereunder; and

               WHEREAS, it is the intent of Credit Parties to confirm that all Obligations of Credit Parties under the other Loan Documents shall continue in full force and effect and that, from and after the Second Restatement Effective Date, all references to the "CREDIT AGREEMENT" contained therein shall be deemed to refer to this Agreement:

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree that on the Second Restatement Effective Date the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1     CERTAIN DEFINED TERMS.

        The following terms used in this Agreement shall have the following meanings:

                "ACKNOWLEDGEMENT AND CONSENT" means the Acknowledgement and Consent executed and delivered by each of Parent and NMG on or prior to the Second Restatement Effective Date, substantially in the form of Exhibit XVII annexed hereto pursuant to which each such Person acknowledges and consents to this Agreement and confirms the continuing effectiveness of each Loan Document to which it is a party, as such Acknowledgement and Consent may thereafter be amended, supplemented or otherwise modified from time to time.

                "ACQUISITIONS" means the Premier Acquisition together with the NCP6 Acquisition.

                "ADJUSTED LIBOR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the London interbank market by Bank of Montreal for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the LIBOR Rate Loan of Bank of Montreal for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also includes Bank of Montreal in its capacity as agent under and in respect of the Loan Documents, including, without limitation, the Collateral Documents and any successor Administrative Agent appointed pursuant to subsection 8.5.

                "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                "AGREEMENT" means this Second Amended and Restated Credit Agreement dated as of May 25, 2001.

                "ANNUALIZED OPERATING CASH FLOW" means, as of any date of determination, the Operating Cash Flow for the most recent completed Fiscal Quarter multiplied by four.

                "APPLICABLE MARGIN" for each type of Loan is defined in subsection 2.2A.

                "ASSET SALE" means the sale by (a) any Credit Party to any Person other than any Borrower or any of its wholly-owned Subsidiaries of (i) any of the stock or other equity interests of any Subsidiary of any Credit Party, (ii) substantially all of the assets of any division or line of business of such Credit Party, or (iii) any other assets (whether tangible or intangible) of such Credit Party outside of the ordinary course of business and (b) Parent of any capital stock of Company.

                "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit XII annexed hereto.

                "BANK OF MONTREAL" has the meaning assigned to that term in the introduction to this Agreement.

                "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                "BORROWERS" has the meaning assigned to that term in the introduction to this Agreement.

                "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                "CABLE TELEVISION SYSTEM" means each cable television system owned and operated by Borrowers and their respective Subsidiaries, as of the date of this Agreement, and, after consummation of the applicable Acquisition, the Premier Acquired Systems and the NCP6 Acquired Systems.

                "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Credit Parties) by the Credit Parties during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Credit Parties excluding, however, all acquisition costs, fees and expenses related to the Acquisitions and other acquisitions by Borrowers of cable television systems permitted pursuant to this Agreement.

                "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                "CASH" means money, currency or a credit balance in a Deposit Account.

                "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and
                (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

                "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XIII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                "CHANGE OF CONTROL" means any of the following:

                    (i) John Whetzell (the "PERMITTED HOLDER") shall cease, for any reason, to own in the aggregate, directly or indirectly, at least 15% of the Securities of NTC (or other Securities convertible into such Securities) entitled to vote (without regard to any contingency) for members of the board of directors of NTC ("NTC VOTING STOCK"); provided, however that in the event of the death, disability or legal incapacity of the Permitted Holder, the NTC Voting Stock held by the Permitted Holder may be transferred to such Permitted Holder's legal heirs and if such transfer would constitute a Change of Control hereunder, a Change of Control shall be deemed not to occur unless within 180 days of such transfer Company shall have failed to provide the Administrative Agent and the Lenders with a written proposal regarding the ongoing management of Company, including a list of the names of the individuals proposed to be engaged in the senior management thereof, all in form and substance satisfactory to Requisite Lenders;

                    (ii) any Person or any two or more Persons acting in
                concert, other than the Permitted Holder, Richard I. Clark and Gary S. Jones, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of 20% or more of the NTC Voting Stock;

                    (iii) NTC shall cease, for any reason, to own and control, directly or indirectly, all of the issued and outstanding capital stock of Parent;

                    (iv) Parent shall cease, for any reason, to directly own and control all of the issued and outstanding capital stock of Company;

                    (v) Parent shall cease to manage the Cable Television
                Systems for any reason or the Management Agreements shall be terminated for any reason; or

                    (vi) Company shall cease to own and control, directly or
                indirectly, at least 90% of the aggregate membership interests of NCV or shall cease, for any reason to be a managing member of NCV holding at least 50% of the voting control of NCV.

                "CLOSING DATE" means January 31, 1997, the date on which the initial Loans were made under the Original Credit Agreement.

                "COLLATERAL" means, collectively, all real, personal, and mixed property securing the Obligations pursuant to the Collateral Documents in accordance with the terms thereof.

                "COLLATERAL DOCUMENTS" means the Security Agreement, the NMG Guaranty, the Mortgages, the Subordination Agreement, the Parent Pledge Agreement and all other instruments or documents (including, without limitation, UCC-1 financing statements, fixture filings or similar documents required in order to perfect and preserve the Liens created by the Collateral Documents) delivered by a Credit Party pursuant to this Agreement and the other Loan Documents in order to grant to Administrative Agent on behalf and for the ratable benefit of Lenders Liens in real, personal or mixed property of such Credit Party.

                "COMMITMENT TERMINATION DATE" means the earlier of (i) the Stated Maturity Date or (ii) the date on which the Commitments are terminated and all Obligations become due in accordance with the provisions of Section 7.

                "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A of this Agreement.

                "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and all rules, regulations, orders, written policies and decisions of the FCC thereunder or any successor statute or statutes, as from time to time in effect.

                "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Administrative Agent and Lenders by Borrowers pursuant to subsection 5.1(iv).

                "CONSENT LETTER" means a landlord consent letter substantially in the form of Exhibit XIV annexed hereto, executed and delivered to Administrative Agent by the owner of each property leased to a Credit Party with respect to the Mortgage on such property, and "CONSENT LETTERS" means all such letters collectively.

                "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                "COPYRIGHT ACT" means the Copyright Act of 1976, as amended, including without limitation, all provisions of Title 17 of the United States Code and the rules and regulations thereunder, in each case as from time to time in effect.

                "COPYRIGHT OFFICE" means the United States Copyright Office, the Library of Congress, the Registrar of Copyrights and any successor government agency performing functions similar to those performed by the foregoing on the date hereof.

                "CREDIT PARTY" means each Borrower and each of the Subsidiaries of any Borrower and "CREDIT PARTIES" means such Persons collectively.

                "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof having net assets of not less than $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof having net assets of not less than $500,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof having net assets of not less than $500,000,000; provided that
                (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to Administrative Agent; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of any Borrower shall be an Eligible Assignee.

                "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by any Borrower or any of its ERISA Affiliates.

                "ENVIRONMENTAL LAWS" means any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA Section 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA
                Section 6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA Section 2601 et seq; (iv) the Water Pollution Control Act, as amended, 33 USCA Section 1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA Section 7401 et seq.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA Section 5101 et seq. and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of
                Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

                "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Borrower or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Borrower or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by any Borrower or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Borrower or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
                Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Borrower or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or
                (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
                (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Borrower or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under
                Section 401(a) of the Internal Revenue Code) to qualify under
                Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
                Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                "EVENT OF DEFAULT" means each of the events set forth in Section 7.

                "EXCESS CASH FLOW" means, for any period, (i) Operating Cash Flow less (ii) the sum for that period of (a) Interest Expense,
                (b) income tax expense to the extent actually paid in that period by the Credit Parties (other than, to the extent otherwise included therein, current income tax expense attributable to gains on Asset Sales), (c) Capital Expenditures to the extent actually made, (d) (without duplication) mandatory repayments of the principal of Total Debt to the extent actually made in that period pursuant to Subsection 2.4 (excluding subsection 2.4B(iii)(c)) and (e) Management Fees accrued and payable and not deferred for purposes of complying with subsection 6.6 of this Agreement.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                "EXISTING CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

                "EXISTING LENDERS" has the meaning assigned to that term in the Recitals to this Agreement.

                "EXISTING LOANS" means the Loans under, and as defined in, the Existing Credit Agreement outstanding immediately prior to the Second Restatement Effective Date.

                "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                "FCC LICENSES" means all material licenses, permits or other authorizations issued by the FCC relating to the Cable Television Systems.

                "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                "FINANCIAL CONDITION CERTIFICATE" means a certificate substantially in the form of Exhibit XI annexed hereto delivered pursuant to subsection 3.1.

                "FIRST RESERVE AMOUNT" has the meaning assigned to that term in subsection 2.1A(iii).

                "FIRST RESTATEMENT EFFECTIVE DATE" means September 1, 1998.

                "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                "FISCAL YEAR" means the fiscal year of Borrowers ending on December 31 of each calendar year.

                "FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) Interest Expense, (ii) scheduled principal payments in respect of Total Debt (including payments on Capital Leases but excluding repayment of Indebtedness on the Restatement Effective Date), (iii) Capital Expenditures, (iv) income taxes paid in Cash, and (v) Management Fees accrued and payable and not deferred for purposes of complying with subsection 6.6 of this Agreement, all of the foregoing as determined on a consolidated basis for the Credit Parties in conformity with GAAP.

                "FLOOD HAZARD PROPERTY" means Real Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                "FRANCHISE" means any franchise or other authorization to operate a Cable Television System granted by any federal, state or local governmental authority or agency.

                "FUNDING AND PAYMENT OFFICE" means the office of Administrative Agent located at 115 South LaSalle Street, Chicago, Illinois 60603.

                "FUNDING DATE" means the date of the funding of a Loan.

                "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

                "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements, prior to the termination thereof, constitute Contingent Obligations and not Indebtedness.

                "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

                "INITIAL PERIOD" is defined in subsection 2.2A.

                "INITIAL SYNDICATION PERIOD" means the period from (i) the Second Restatement Effective Date to (ii) the earlier of (x) 60 days from the Second Restatement Effective Date or such later date as Administrative Agent determines in its sole discretion and (y) the Commitment Termination Date.

                "INTELLECTUAL PROPERTY" means all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Credit Parties as currently conducted that are material to the condition (financial or otherwise), business or operations of the Credit Parties, taken as a whole.

                "INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Credit Parties on a consolidated basis with respect to all outstanding Indebtedness of the Credit Parties, including, without limitation, all commissions, discounts, commitment fees and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements; provided that, Interest Expense shall not include any fees paid by the Credit Parties pursuant to (a) subsection 2.3B of this Agreement in connection with the effectiveness of this Agreement on the Second Restatement Effective Date, (b) subsection 2.3B of the Existing Credit Agreement in connection with the effectiveness thereof on the First Restatement Effective Date or (c) subsection 2.3B of the Original Credit Agreement in connection with the effectiveness thereof on the Closing Date.

                "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Second Restatement Effective Date and (ii) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Credit Parties against fluctuations in interest rates.

                "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by any Credit Party of, or of a beneficial interest in, any Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a wholly-owned Subsidiary of a Borrower), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of a Borrower from any Person other than a Credit Party, of any equity Securities of such Subsidiary, or
                (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Credit Party to any other Person other than a wholly-owned Subsidiary of a Borrower, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                "LENDER" and "LENDERS" means the persons identified as "LENDERS" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1; provided that the term "LENDERS" when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                "LEVERAGE RATIO" means the ratio calculated pursuant to subsection 6.6C.

                "LIBOR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted LIBOR Rate as provided in subsection 2.2A.

                "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                "LOAN" or "LOANS" means one or more of the Term A Loans, Term B Loans or Revolving Loans or any combination thereof.

                "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents and any Interest Rate Agreements entered into by any Credit Party with any Lender.

                "MANAGEMENT AGREEMENTS" means (i) that certain Operating and Management Agreement between Parent and Company dated as of June 1, 1995, as such agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified in accordance with the terms thereof and hereof and (ii) that certain Operating and Management Agreement between Parent and NCV dated as of the First Restatement Effective Date, as such agreement may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified in accordance with the terms thereof and hereof.

                "MANAGEMENT FEES" means all fees, compensation and other amounts payable to Parent or any of its Affiliates or any manager or executive of Parent or any of its Affiliates or its Subsidiaries pursuant to the Management Agreements or otherwise payable by any Credit Party to such Persons on account of any management or consulting arrangements or services (other than reimbursement for reasonable out-of-pocket expenses and payment for non-management services required in the ordinary course of business of the Credit Parties and provided by Affiliates of Parent in compliance with subsection 6.11).

                "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Credit Parties (taken as a whole) or (ii) the material impairment of the ability of any Credit Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                "MORTGAGE" means a security instrument (whether designated as a mortgage, deed of trust or by any other similar title) executed and delivered by any Credit Party (i) prior to the Second Restatement Effective Date pursuant to the Existing Credit Agreement or the Original Credit Agreement and (ii) thereafter, substantially in the form of Exhibit XV annexed hereto, as each such Mortgage may heretofore have been or hereafter may be amended, restated, supplemented or otherwise modified from time to time.

                "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in
                Section 3(37) of ERISA, to which any Borrower or any of its ERISA Affiliates is contributing, or ever has contributed, or to which any Borrower or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

                "NCP6" has the meaning assigned to that term in the Recitals to this Agreement.

                "NCP6 ACQUIRED SYSTEMS" has the meaning assigned to that term in the Recitals to this Agreement.

                "NCP6 ACQUISITION AGREEMENT" means that certain Asset Purchase Agreement by and between Company and NCP6, for the purchase of the NCP6 Acquired Systems to be delivered no later than 15 days prior to the NCP6 Acquisition Date and as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                "NCP6 ACQUISITION DATE" means the date the NCP6 Acquisition becomes effective in accordance with the terms of the NCP6 Acquisition Agreement.

                "NCP6 PARENT NOTE" means the $5,750,000 subordinated note to be issued by Parent on the NCP6 Acquisition Date in accordance with subsection 3.2F.

                "NCV" has the meaning assigned that term in the Recitals to this Agreement.

                "NCV LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of NCV dated as of January 1, 1999, as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                "NET DEBT/EQUITY ISSUANCE PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(d).

                "NET PENSION PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(b).

                "NET INCOME" means, for any period, the net income (or loss) of the Credit Parties on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of a Borrower) in which any other Person (other than a Credit Party) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Credit Party by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with a Credit Party or that Person's assets are acquired by a Credit Party, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses
                (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by any Credit Party (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Credit Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by any Credit Party in connection with the adjustment or settlement of any claims of any Credit Party in respect thereof.

                "NMG" has the meaning assigned to that term in Recitals to this Agreement.

                "NMG GUARANTY" means the NMG Guaranty executed and delivered by NMG pursuant to the Existing Credit Agreement, a conformed copy of which is attached as Exhibit VIII annexed hereto.

                "NOTES" means one or more of the Term A Notes, Term B Notes or Revolving Notes or any combination thereof.

                "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                "NTC" has the meaning assigned that term in the Recitals to this Agreement.

                "OBLIGATIONS" means all obligations of every nature of the Credit Parties from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include

                (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signer, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

                "OPERATING CASH FLOW" means, for any period, the sum (without duplication) of the amounts for such period of (i) Net Income,
                (ii) Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) Management Fees (whether paid, deferred or accrued), and (vii) other non-cash items reducing Net Income less (i) interest income and (ii) other non cash items increasing Net Income, all of the foregoing determined on a consolidated basis for the Credit Parties in conformity with GAAP; provided that for purposes of calculating the Leverage Ratio for any period, Operating Cash Flow shall be adjusted on a consistent basis for any acquisitions or dispositions occurring during such period as if such acquisition or disposition had occurred on the first day of such period and; provided, further, that on the Second Restatement Effective Date, Operating Cash Flow shall be adjusted in a manner satisfactory to Requisite Lenders to add-back certain non-recurring expenses as set forth in Schedule 1.1C.

                "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of January 31, 1997 by and among Company, the financial institutions party thereto from time to time and Bank of Montreal, as agent.

                "PARENT" has the meaning assigned to that term in the introduction to this Agreement.

                "PARENT NOTES" means, collectively, the Premier Parent Note and the NCP6 Parent Note.

                "PARENT PLEDGE AGREEMENT" means the Parent Pledge Agreement executed and delivered by Parent on the Second Restatement Effective Date, substantially in the form of Exhibit XVIII annexed hereto, as such Parent Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

                "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                    (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                    (ii) statutory Liens of landlords and Liens of carriers,
                warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    (iv) any attachment or judgment Lien not constituting an
                Event of Default under subsection 7.8;

                    (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of a Credit Party;

                    (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of a Credit Party;

                    (vii) any (a) interest or title of a lessor or sublessor
                under any lease permitted by subsection 6.1, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
                (b);

                    (viii) Liens arising from filing UCC financing statements
                relating solely to leases permitted by this Agreement; and

                    (ix) Liens in favor of customs and revenue authorities
                arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

                "PERMITTED LIENS" means Liens permitted pursuant to subsection 6.2A.

                "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                "PREMIER" has the meaning assigned to that term in the Recitals to this Agreement.

                "PREMIER ACQUIRED SYSTEMS" has the meaning assigned to that term in the Recitals to this Agreement.

                "PREMIER ACQUISITION" has the meaning assigned to that term in the Recitals to this Agreement.

                "PREMIER ACQUISITION AGREEMENT" means that certain Asset Purchase Agreement dated as of December 15, 2000, by and between Parent and Premier and assigned by Parent to Borrowers, as in effect on the Second Restatement Effective Date and as such agreement may thereafter be amended, restated, supplemented or otherwise modified from time to time.

                "PREMIER PARENT NOTE" means the $1,850,000 subordinated note issued by Parent on the Second Restatement Effective Date in accordance with subsection 3.1D.

                "PRIME RATE" means the rate that Bank of Montreal announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank of Montreal or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                "PRO FORMA DEBT SERVICE" means, for any prospective twelve-month period, the sum (without duplication) of (i) scheduled principal payments in respect of Total Debt (including, without limitation, Contingent Obligations and payments in respect of Capital Leases projected in good faith to become due and payable, but excluding any mandatory payment of the Loans projected to result from the application of Excess Cash Flow pursuant to this Agreement) and (ii) Interest Expense (calculated upon the basis of Total Debt outstanding on the date of determination and any additional Total Debt projected to be outstanding for such period using interest rates prevailing on such date).

                "PROPOSED ASSET SALE REINVESTMENT PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(a).

                "PROPOSED INSURANCE/CONDEMNATION REINVESTMENT PROCEEDS" has the meaning assigned to that term in subsection 2.4B(iii)(e).

                "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Term A Loan Commitment or the Term A Loan of any Lender, the percentage obtained by dividing (x) the Term A Loan Exposure of that Lender by (y) the aggregate Term A Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Term B Loan Commitment or the Term B Loan of any Lender, the percentage obtained by dividing (x) the Term B Loan Exposure of that Lender by (y) the aggregate Term B Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of the Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term A Loan Exposure of that Lender plus the Term B Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term A Loan Exposure of all Lenders plus the aggregate Term B Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The Initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                "REAL PROPERTY" means any and all real property owned or leased by any Credit Party excluding easements and rights of way.

                "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "RELATED DOCUMENTS" means, collectively, the Premier Acquisition Agreement, the NCP6 Acquisition Agreement, [THE MANAGEMENT AGREEMENTS], and any other documents relating to any of the foregoing.

                "REQUISITE LENDERS" means Lenders having or holding at least 66-2/3% of the sum of the aggregate Term A Loan Exposure of all Lenders plus the aggregate Term B Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders.

                "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower now or hereafter outstanding, except (a) a dividend payable solely in shares of that class of stock to the holders of that class and (b) dividends payable by NCV to Company, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock, membership units or other equity interests of any Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower now or hereafter outstanding and (iv) any payment, dividend or other distribution, direct or indirect, by any Credit Party in respect, or an account, of Management Fees or the Parent Notes.

                "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make or maintain Revolving Loans to Borrowers pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

                "REVOLVING LOANS" means (i) with respect to the period prior to the Second Restatement Effective Date the Existing Revolving Loans and (ii) thereafter, the Loans made by Lenders to Borrowers pursuant to subsection 2.1A(iii).

                "REVOLVING NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1D on the Second Restatement Effective Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                "SECOND RESERVE AMOUNT" has the meaning assigned to that term in subsection 2.1A(iii).

                "SECOND RESTATEMENT EFFECTIVE DATE" means the date on which (i) the conditions precedent to effectiveness set forth in subsection 9.20 shall be satisfied and (ii) the conditions precedent set forth in subsection 3.1 shall be satisfied or waived in accordance with the terms hereof.

                "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                "SECURITY AGREEMENT" means the Amended and Restated Security Agreement executed and delivered by Borrowers on the First Restatement Effective Date (and executed and delivered by NMG and/or any other Credit Party thereafter in accordance with this Agreement), a conformed copy of which is attached as Exhibit VII annexed hereto.

                "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "STATED MATURITY DATE" means (A) March 31, 2009 with respect to the Revolving Loans and the Term A Loans and (B) September 30, 2009, with respect to the Term B Loans.

                "SUBORDINATION AGREEMENT" means the Subordination Agreement executed and delivered by Borrowers and Parent on the First Restatement Effective Date, a conformed copy of which is attached as Exhibit XVI annexed hereto.

                "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

                "TERM A LOAN COMMITMENT" means the commitment of a Lender to make or maintain Loans as Term A Loans to Borrowers pursuant to subsection 2.1A(i) of this Agreement, and "TERM A LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                "TERM A LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term A Loan of that Lender.

                "TERM A LOANS" means the Term A Loans made pursuant to subsection 2.1A(i) of this Agreement.

                "TERM A NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1D on the Second Restatement Effective Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 9.1(B)(i) of this Agreement in connection with assignments of the Term A Loans of any Lender, in each case substantially in the form of Exhibit III-A annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

                "TERM B LOAN COMMITMENT" means the commitment of a Lender to make or maintain Loans as Term B Loans to Borrowers pursuant to subsection 2.1(A)(ii) of this Agreement, and "TERM B LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                "TERM B LOAN EXPOSURE" means, with respect to any Lender as of any date of determination the outstanding principal amount of the Term B Loan of that Lender.

                "TERM B LOANS" means the Term B Loans made pursuant to subsection 2.1A(ii) of this Agreement.

                "TERM B NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1D on the Second Restatement Effective Date and (ii) any promissory note issued by Borrowers pursuant to the last sentence of subsection 9.1B(i) of this Agreement in connection with assignments of the Term B Loans of any Lender, in each case substantially in the form of Exhibit III-B annexed hereto, as they may be amended, restated, supplemented or otherwise modified from time to time.

                "TERM LOAN COMMITMENTS" means, collectively, the Term A Loan Commitments and Term B Loan Commitments.

                "TERM LOANS" means, collectively, the Term A Loans and the Term B Loans.

                "TERM NOTES" means, collectively, the Term A Notes and the Term B Notes.

                "TOTAL DEBT" means, as at any date of determination, the aggregate amount of all Indebtedness of the Credit Parties determined on a consolidated basis in accordance with GAAP.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

               Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to clauses (ii), (iii) and (ix) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3.

1.3     OTHER DEFINITIONAL PROVISIONS.

               References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. All references contained herein to this Agreement, any other Loan Document, any Related Document or any other agreement or other instrument shall be a reference to such agreement or instrument as it may be amended, restated, supplemented, replaced or otherwise in a different form from time to time in accordance with the terms thereof and hereof.

                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1     COMMITMENTS; MAKING OF LOANS; NOTES.

               A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to make (or maintain, as the case may be), the Loans described in this subsection 2.1A.

                (i) Term A Loans. Each Lender that has a Term A Loan Commitment severally agrees to lend to Borrowers, on a joint and several basis, on the Second Restatement Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term A Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term A Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Term A Loan Commitments is $35,000,000; provided that the Term A Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term A Loan Commitments pursuant to subsection 9.1B. Borrowers may make only one borrowing under the Term A Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

                (ii) Term B Loans. Each Lender that has a Term B Loan Commitment severally agrees to lend to Borrowers, on a joint and several basis, on the Second Restatement Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term B Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term B Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Term B Loan Commitments if $20,000,000; provided that the Term B Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term B Loan Commitments pursuant to subsection 9.1B. Borrowers may make only one borrowing under the Term B Loan commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

                (iii) Revolving Loans. Each Lender that has a Revolving Loan Commitment severally agrees to lend to Borrowers, on a joint and several basis, from time to time during the period from the Second Restatement Effective Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $30,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 9.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced (i) from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(iii), 2.4B(ii) and 2.4B(iii) and
                (ii) to $12,500,000 on September 30, 2001, if the Second Reserve Amount (as defined below) has been assigned to an Eligible Assignee or Eligible Assignees as provided herein and the NCP6 Acquisition is not consummated in accordance with this Agreement on or prior to such date (such reduction to be applied to reduce Lenders' Revolving Loan Commitments pro rata); provided, further that a portion of all Lenders' aggregate Revolving Loan Commitments equal to $4,000,000 in the aggregate (the "FIRST RESERVE AMOUNT") shall be reserved at all times only for use in connection with the NCP6 Acquisition and as provided in subsection 2.5 provided that to the extent that the Second Reserve Amount (as defined below) has not been assigned to an Eligible Assignee or Eligible Assignees during the Initial Syndication Period and the NCP6 Acquisition has not been consummated on or prior to September 30, 2001, such First Reserve Amount shall be cancelled at such time and the Revolving Loan Commitments of all Lenders shall be reduced pro rata by the

                First Reserve Amount and any Revolving Loans outstanding from any Lender in excess of its Revolving Loan Commitment after such cancellation and reduction shall be repaid in full on that date to such Lender; and provided further that a portion of the Bank of Montreal's Revolving Loan Commitment equal to $15,000,000 (the "SECOND RESERVE AMOUNT") shall be reserved during the Initial Syndication Period only for use in connection with the NCP6 Acquisition and as provided in subsection 2.5 and such amount shall become available for such use only if Bank of Montreal assigns such portion of its Revolving Loan Commitment equal to the Second Reserve Amount in its entirety to an Eligible Assignee or Eligible Assignees pursuant to subsection 9.1; in the event that such assignment has not occurred on or before the end of the Initial Syndication Period, such Second Reserve Amount shall be cancelled at such time and Bank of Montreal's Revolving Loan Commitment shall be reduced by the Second Reserve Amount and any Revolving Loans outstanding from Bank of Montreal in excess of its Revolving Loan Commitment after such cancellation and reduction shall be repaid in full on that date to Bank of Montreal. Each Lender's Revolving Loan Commitment shall expire on the Commitment Termination Date applicable to such Loans and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               B. BORROWING MECHANICS. Loans made on any Funding Date shall be in an aggregate minimum amount of (a) $100,000 and integral multiples thereof in the case of Base Rate Loans and (b) $500,000 and integral multiples of $100,000 in excess of that amount in the case of LIBOR Rate Loans. Whenever Borrowers desire that Lenders make Loans they shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York time) at least three Business Days in advance of the proposed Funding Date (in the case of a LIBOR Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) whether such Loans shall be Base Rate Loans or LIBOR Rate Loans (provided, however that all Loans made on the Second Restatement Effective Date shall initially be Base Rate Loans), and (iv) in the case of any Loans requested to be made as LIBOR Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and LIBOR Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

               Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection

2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected Loans hereunder.

               Borrowers shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing in accordance therewith.

               C. DISBURSEMENT OF FUNDS. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing (such notification shall be made on the same day for any Notice of Borrowing delivered to Administrative Agent by the time required pursuant to subsection 2.1B). Each Lender shall make the amount of its Loan available to Administrative Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 1:00 P.M. (New York time) on the applicable Funding Date. Upon satisfaction or waiver of the conditions precedent specified in subsections
3.1 (in the case of Loans made on the Second Restatement Effective Date), 3.2 (in the case of Revolving Loans made in connection with the consummation of the NCP6 Acquisition) and 3.3 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Borrowers on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited only to the account of Borrowers at the Funding and Payment Office.

               Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three

Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

               D. NOTES. Borrowers shall execute and deliver to each Lender (or to Administrative Agent for that Lender) on the Second Restatement Effective Date (i) a Term A Note substantially in the form of Exhibit III-A annexed hereto to evidence that Lender's Term A Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions, (ii) a Term B Note substantially in the form of Exhibit III-B annexed hereto to evidence that Lender's Term B Loan in the principal amount of that Lender's Term B Loan and with other appropriate insertions, and (iii) a Revolving Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

               Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 9.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor. As promptly after the Second Restatement Effective Date as possible each Existing Lender shall surrender its Existing Notes to Administrative Agent for cancellation and Administrative Agent shall promptly return such cancelled Existing Notes to Company.

2.2     INTEREST ON THE LOANS.

               A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

               Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

                (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin per annum; or

                (ii) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable Margin per annum.

               The "APPLICABLE MARGIN" applicable to Term A Loans and Revolving Loans (i) during the period from the Second Restatement Effective Date to the later of (x) the six-month anniversary thereof and (y) the date of delivery of the Compliance Certificate for the Fiscal Quarter ended September 30, 2001 (the "INITIAL PERIOD") shall be 2.000% for Base Rate Loans and 3.250% for LIBOR Rate Loans and (ii) thereafter for each Base Rate Loan and LIBOR Rate Loan shall be the percentage set forth below for that type of Loan based upon the Leverage Ratio for the applicable period:


                                                         APPLICABLE MARGIN
                                                    ----------------------------
                                                     BASE
                                                     RATE                LIBOR
               LEVERAGE RATIO                        LOAN              RATE LOAN
                                                    -----              ---------
(A)     Greater than or equal to 5.00:1.00          2.000%              3.250%

(B)     Greater than or equal to 4.50:1.00          1.625%              2.875%
        but less than 5.00:1.00

(C)     Greater than or equal to 4.00:1.00          1.375%              2.625%
        but less than 4.50:1.00

(D)     Greater than or equal to 3.50:1.00          1.000%              2.250%
        but less than 4.00:1.00

(E)     Less than 3.50:1.00                         0.625%              1.875%


               The "APPLICABLE MARGIN", applicable to Term B Loans, shall be the percentage set forth below for that type of Loan based upon the Leverage Ratio for the applicable period:


                                                         APPLICABLE MARGIN
                                                     ---------------------------
                                                     BASE
                                                     RATE                LIBOR
               LEVERAGE RATIO                        LOAN              RATE LOAN
                                                     ----              ---------
(A)     Greater than or equal to 4.50:1.00          2.125%              3.375%

(B)     Less than 4.50:1.00                         1.750%              3.000%


               After the Initial Period, the Applicable Margin shall be adjusted, to the extent required, on the date of delivery of each Compliance Certificate delivered pursuant to subsection 5.1(iv), such adjustment to remain in effect until the next date of delivery of a

Compliance Certificate (and related financial information required at such time pursuant to subsection 5.1) pursuant to subsection 5.1(iv); provided that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrowers do not deliver any Compliance Certificate required pursuant to subsection 5.1 by the date specified therefor then the Applicable Margin shall not be decreased until and following the actual date of delivery thereof, and if the Applicable Margin is required to be increased as a result of the information in such Compliance Certificate, then such increase shall be retroactive to the date such Compliance Certificate was originally required to be delivered hereunder.

               B. INTEREST PERIODS. In connection with each LIBOR Rate Loan, Borrowers may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three or six month period; provided that:

                (i) the initial Interest Period for any LIBOR Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a LIBOR Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a LIBOR Rate Loan;

                (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Stated Maturity Date applicable to such Loans;

                (vi) no Interest Period with respect to any portion of the Loans shall extend beyond the date on which a permanent reduction of the Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are LIBOR Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Commitments then in effect over the aggregate principal amount of Loans then outstanding equals or exceeds the permanent reduction of the Commitments that is scheduled to occur on such date;

                (vii) there shall be no more than 5 Interest Periods outstanding at any time; and

                (viii) in the event Borrowers fail to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrowers shall be deemed to have selected an Interest Period of one month.

               C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

               D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan; provided, however, that a LIBOR Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

               Borrowers shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business
Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a LIBOR Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

               Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected a conversion or continuation, as the case may be, hereunder.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

               E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

               F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3     FEES.

               A. REVOLVING LOAN COMMITMENT FEES. Borrowers agree to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Second Restatement Effective Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of Revolving Loans outstanding multiplied by
(i) 1/2 of 1% per annum for any period during which the

Leverage Ratio is greater than or equal to 4.00:1.00, and (ii) 3/8 of 1% at all other times, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Second Restatement Effective Date, and ending on the Commitment Termination Date.

               B. OTHER FEES. Borrowers agree to pay to Administrative Agent such other fees in the amounts and at the times separately agreed upon among Borrowers and Administrative Agent.

2.4 PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS.

               A. SCHEDULED PAYMENTS OF TERM LOANS AND SCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS.

               (i) Scheduled Payments of Term A Loans. Borrowers shall make principal payments on the Term A Loans in installments on the dates and in the amounts set forth below:

Date                       Scheduled Repayment
----                         of Term A Loans
                           -------------------
March 31, 2004                 $1,050,000
June 30, 2004                  $1,050,000
September 30, 2004             $1,050,000
December 31, 2004              $1,050,000
March 31, 2005                 $1,225,000
June 30, 2005                  $1,225,000
September 30, 2005             $1,225,000
December 31, 2005              $1,225,000
March 31, 2006                 $1,400,000
June 30, 2006                  $1,400,000
September 30, 2006             $1,400,000
December 31, 2006              $1,400,000
March 31, 2007                 $1,750,000
June 30, 2007                  $1,750,000
September 30, 2007             $1,750,000

Date                       Scheduled Repayment
----                         of Term A Loans
                           -------------------
December 31, 2007              $1,750,000
March 31, 2008                 $2,187,500
June 30, 2008                  $2,187,500
September 30, 2008             $2,187,500
December 31, 2008              $2,187,500
March 31, 2009                 $4,550,000

        ; provided that the scheduled installments of principal of the Term A Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term A Loans in accordance with subsection 2.4B(iv); and provided, further that the Term A Loans and all other amounts owed hereunder with respect to the Term A Loans shall be paid in full no later than the Commitment Termination Date applicable to such Loans, and the final installment payable by Borrowers in respect of the Term A Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Term A Loans.

                (ii) Scheduled Payments of Term B Loan Commitments. Borrowers shall make principal payments on the Term B Loans in installments on the dates and in the amounts set forth below:

Date                       Scheduled Repayment
----                         of Term B Loans
                           -------------------
March 31, 2004                     $50,000
June 30, 2004                      $50,000
September 30, 2004                 $50,000
December 31, 2004                  $50,000
March 31, 2005                     $50,000
June 30, 2005                      $50,000
September 30, 2005                 $50,000
December 31, 2005                  $50,000
March 31, 2006                     $50,000
June 30, 2006                      $50,000
September 30, 2006                 $50,000

Date                       Scheduled Repayment
----                         of Term B Loans
                           -------------------

December 31, 2006                  $50,000
March 31, 2007                     $50,000
June 30, 2007                      $50,000
September 30, 2007                 $50,000
December 31, 2007                  $50,000
March 31, 2008                     $50,000
June 30, 2008                      $50,000
September 30, 2008                 $50,000
December 31, 2008                  $50,000
March 31, 2009                     $50,000
June 30, 2009                   $9,475,000
September 30, 2009              $9,475,000


        ; provided that the scheduled installments of principal of the Term B Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term B Loans in accordance with subsection 2.4B(iv); and provided, further that the Term B Loans and all other amounts owed hereunder with respect to the Term B Loans shall be paid in full no later than the Commitment Termination Date applicable to such Loans, and the final installment payable by Borrowers in respect of the Term B Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Term B Loans.

                (iii) Scheduled Reductions of Revolving Loan Commitments. The Revolving Loan Commitments shall be permanently reduced on the dates and in the amounts calculated pursuant to the percentages of the aggregate Revolving Loan Commitments as in effect on October 1, 2001, as set forth below:

                   Date              Scheduled Reduction of Revolving
                   ----                       Loan Commitments
                                     --------------------------------
        March 31, 2004                              3.00%
        June 30, 2004                               3.00%
        September 30, 2004                          3.00%
        December 31, 2004                           3.00%

                   Date              Scheduled Reduction of Revolving
                   ----                       Loan Commitments
                                     --------------------------------

        March 31, 2005                              3.50%
        June 30, 2005                               3.50%
        September 30, 2005                          3.50%
        December 31, 2005                           3.50%
        March 31, 2006                              4.00%
        June 30, 2006                               4.00%
        September 30, 2006                          4.00%
        December 31, 2006                           4.00%
        March 31, 2007                              5.00%
        June 30, 2007                               5.00%
        September 30, 2007                          5.00%
        December 31, 2007                           5.00%
        March 31, 2008                              6.25%
        June 30, 2008                               6.25%
        September 30, 2008                          6.25%
        December 31, 2008                           6.25%
        March 31, 2009                             13.00%

        ; provided that the scheduled reductions of the Revolving Loan Commitments set forth above shall be reduced in connection with any voluntary or mandatory reductions of the Revolving Loan Commitments in accordance with subsections 2.1A(iii) and 2.4B(iv).

                B. PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

                (i) Voluntary Prepayments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of LIBOR Rate Loans, in each case given to Administrative Agent by 11:00 A.M. (New York time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of (a) $100,000 and integral multiples thereof in the case of Base Rate Loans and (b) $500,000 and integral multiples of $100,000 in excess of that amount in the case of LIBOR Rate Loans; provided, however, that a LIBOR Rate Loan may only be prepaid on a date that is not the expiration of the Interest Period applicable thereto if Borrowers concurrently make any payments required by subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                (ii) Voluntary Reductions of Revolving Loan Commitments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the aggregate outstanding principal amount of Revolving Loans at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

                (iii) Mandatory Prepayments and Mandatory Reductions of Commitments.

                      (a) Prepayments and Reductions From Net Asset Sale
               Proceeds. Within five Business Days of any Borrower's receipt of any Net Asset Sale Proceeds in excess of $50,000 in the aggregate for any one Asset Sale or related series of Asset Sales, Borrowers shall prepay the Revolving Loans (but the Revolving Loan Commitments shall not be reduced) in an amount equal to the entire amount of such Net Asset Sale Proceeds (including the first $50,000 thereof) to the extent the Revolving Loans are then outstanding and such amount shall only be available for reborrowing pursuant to the Revolving Loan Commitments by Borrowers to either reinvest such Net Asset Sale Proceeds in assets substantially similar to those sold in such Asset Sale or apply such proceeds to the Term Loans and Revolving Loans as set forth below; provided that if, after the prepayment of the Revolving Loans in accordance with the immediately preceding clause with any Net Asset Sale Proceeds, (i) 180 days shall have passed since such Asset Sale and the amount of such Net Asset Sale Proceeds shall not have been reborrowed and/or reinvested as set forth above or (ii) an Event of Default shall have occurred and shall have been continuing for a period of 15 days any time prior to the end of such 180 day reinvestment period with respect to such Asset Sale (such 15th day or 180th day, as the case may be, being the "DRAWDOWN DATE"), then (y) Borrowers shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Drawdown Date in an amount in Dollars equal to the amount of all such Net Asset Sale Proceeds that have been applied to prepay Revolving Loans and not yet reinvested (the "DRAWDOWN AMOUNT") and (z) without regard to satisfaction or waiver of the conditions specified in subsection 3.3B, Revolving Lenders shall, on the Drawdown Date, make Revolving Loans that are Base Rate Loans in the amount of the Drawdown Amount, the proceeds of which shall be immediately applied by Administrative Agent first as a mandatory prepayment of the Term Loans and second as a mandatory repayment of the Revolving Loans, and a permanent reduction of the Revolving Loan Commitments, all as provided in subsection 2.4B(iv).

                      (b) Prepayments and Reductions Due to Reversion of Surplus
               Assets of Pension Plans. On the date of return to any Credit Party of any surplus assets of any pension plan of the Credit Parties in excess of $50,000 with respect to any one return or related series of returns, Borrowers shall prepay the Loans, and the Commitments shall be permanently reduced, in an amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets (including the first $50,000 thereof), net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof. Any such mandatory prepayments or reductions of the Commitments shall be applied as specified in subsection 2.4B(iv).

                      (c) Prepayments and Reductions from Excess Cash Flow. In
               the event that (i) there shall be Excess Cash Flow for the Fiscal Year ending on December 31, 2003 and for any Fiscal Year thereafter and (ii) the Leverage Ratio for such Fiscal Year is greater than or equal to 4.00:1.00, then Borrowers shall, on or before April 30 of each year following each such Fiscal Year, prepay the Loans and reduce the Commitments in an amount equal to 50% of such Excess Cash Flow for such Fiscal Year, in the manner specified in subsection 2.4B(iv)(b).

                      (d) Prepayments and Reductions Due to Issuance of Debt or
               Equity Securities. On the date of receipt by any Credit Party of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any debt or equity Securities of Borrowers, Borrowers shall prepay the Loans in an amount (such amount being the "NET DEBT/EQUITY ISSUANCE PROCEEDS") equal to such net cash proceeds and the Commitments shall be permanently reduced, in an amount equal to such excess. Any such mandatory prepayments or reductions of the Commitments shall be applied as specified in subsection 2.4B(iv).

                      (e) Prepayments and Reductions from Net Insurance/
               Condemnation Proceeds. No later than the first Business Day following the date of receipt by

                Administrative Agent or any Credit Party of any Net Insurance/Condemnation Proceeds in excess of $50,000 in the aggregate for any one claim or related series of claims, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the entire amount of such Net Insurance/Condemnation Proceeds (including the first $50,000 thereof) minus any such Net Insurance/Condemnation Proceeds (the "PROPOSED INSURANCE/CONDEMNATION REINVESTMENT PROCEEDS") that such Credit Party intends to use within 180 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received; provided that Borrowers shall have delivered to Administrative Agent, on or before such first Business Day, an Officer's Certificate stating that no Event of Default or Potential Event of Default has occurred and is continuing and setting forth the proposed use of the Proposed Insurance/Condemnation Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request. In addition, no later than 180 days after receipt of any Net Insurance/Condemnation Proceeds, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any related Proposed Insurance/Condemnation Reinvestment Proceeds that have not been applied to the costs of repairing, restoring or replacing the applicable assets of such Credit Party as provided above. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

                      (f) Prepayments Due to Reductions or Restrictions of
               Revolving Loan Commitments. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the aggregate outstanding principal amount of the Revolving Loans shall not at any time exceed the Revolving Loan Commitments then in effect. Any such mandatory prepayments shall be applied as specified in subsection 2.4B(iv).

                      (g) Mandatory Reduction from Lack of Consummation of the
               NCP6 Acquisition. If a portion of Bank of Montreal's Revolving Loan Commitment in an amount equal to the Second Reserve Amount has been assigned to an Eligible Assignee or Eligible Assignees during the Initial Syndication Period and the NCP6 Acquisition is not consummated in accordance with this Agreement on or prior to September 30, 2001, the Lenders' Revolving Loan Commitments shall be permanently reduced to $12,500,000. Any such mandatory reduction shall be applied as specified in subsection 2.4B(iv).

                      (h) Calculations of Net Proceeds Amounts; Additional
               Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e) Borrowers shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, the applicable Net Insurance/Condemnation Proceeds, the applicable Net Pension Proceeds, the applicable Net Debt/Equity Issuance Proceeds or the applicable

                Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, pursuant to subsection 2.4B(iii)(a), (b), (c),
                (d) or (e), as applicable, and Borrowers shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                (iv) Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitments.

                      (a) Application of Voluntary Prepayments by Type of Loans
               and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Borrowers in the applicable notice of prepayment; provided that in the event Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the full extent thereof and second to repay outstanding Term Loans (such payments to be applied pro rata to the outstanding Term A Loans and Term B Loans based on the outstanding aggregate principal amount of each such type of
               Loan) to the full extent thereof. Any voluntary prepayments of the Term A Loans and Term B Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term A Loans and Term B Loans, as the case may be, set forth in subsection 2.4A(i) and 2.4A(ii) respectively, in inverse order of maturity.

                      (b) Application of Mandatory Prepayments by Type of Loans.
               Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Term Loans and/or a repayment of the Revolving Loans and reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans (such payment to be applied pro rata to the outstanding Term A Loans and Term B Loans based on the outstanding aggregate principal amount of each such type of Loan) to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and third, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

                      (c) Application of Mandatory Prepayments of Term Loans.
               Any mandatory prepayments of the Term A Loans and Term B Loans
               (i) pursuant to subsection 2.4B(iii)(b), (c), (d) or (e) shall be applied to reduce the scheduled installments of principal of the Term A Loans and Term B Loans, as the case may be, set forth in subsection 2.4A(i) and 2.4A(ii), respectively, in inverse order of maturity and (ii) pursuant to subsection 2.4B(iii)(a) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the Term A Loans and Term B Loans, as the case may be, set forth in subsection 2.4A(i) and 2.4A(ii), respectively, that is unpaid at the time of such prepayment.

                      (d) Application of Prepayments to Base Rate Loans and
               LIBOR Rate Loans. Considering Term Loans and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

                      (e) Application of Unscheduled Reductions of Revolving
               Loan Commitments. Any voluntary or mandatory reduction of the Revolving Loan Commitments (i) pursuant to subsection 2.4B(ii) or subsection 2.4B(iii)(b), (c), (d), (e), (f) or (g) shall be applied to reduce the scheduled reductions of the Revolving Loan Commitments set forth in subsection 2.4A(iii) in inverse order of maturity and (ii) pursuant to subsection 2.4B(iii)(a) shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled reduction of the Revolving Loan Commitments set forth in subsection 2.4A(iii) that is remaining at the time of such mandatory reduction.

                C. GENERAL PROVISIONS REGARDING PAYMENTS.

                (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Borrowers hereby authorize Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                (v) Notation of Payment. Each Lender agrees that before disposing of the Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5     USE OF PROCEEDS.

               A. LOANS. The proceeds of the Loans shall be applied by Borrowers
(i) to continue the Existing Loans on the Second Restatement Effective Date,
(ii) to consummate the Premier Acquisition on the Second Restatement Effective Date, (iii) to pay transaction costs, fees and expenses related to the foregoing, (iv) to consummate acquisitions permitted pursuant to subsection 6.7,
(v) to make Restricted Junior Payments permitted pursuant to subsection 6.5 and
(vi) for general corporate purposes, including working capital and Capital Expenditures; provided that if the First Reserve Amount and the Second Reserve Amount are available pursuant to subsection 2.1A(iii), then the Revolving Loans resulting from such availability may only be used on or after the date of consummation of the NCP6 Acquisition to consummate the NCP6 Acquisition in accordance with subsections 6.7 and 3.2 and for the other purposes permitted by this subsection 2.5.

               B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by any Credit Party in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6     SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

               Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

               A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 11:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

               B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the chief financial officer of the Borrowers (or other officer of the Borrowers as Administrative Agent may deem appropriate) and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies the chief financial officer of the Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and
(ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers.

               C. ILLEGALITY OR IMPRACTICABILITY OF LIBOR RATE LOANS. In the event that on any date any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement and not reasonably foreseeable as of the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base

Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding LIBOR Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms of this Agreement.

               D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts in reasonable detail), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment or other principal payment or any conversion of any of its LIBOR Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of its LIBOR Rate Loans when required by the terms of this Agreement.

               E. BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

               F. ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

               G. LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrowers.

2.7     INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

               A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

               (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR
               Rate); or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, such Lender shall promptly notify Borrowers of such increased costs, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

               B. WITHHOLDING OF TAXES.

               (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

               (ii) Grossing-up of Payments. If Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Administrative Agent or any Lender under any of the Loan
               Documents:

                      (a) Borrowers shall notify Administrative Agent of any
               such requirement or any change in any such requirement as soon as Borrowers becomes aware of it;

                      (b) Borrowers shall pay any such Tax before the date on
               which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrowers) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                      (c) the sum payable by Borrowers in respect of which the
               relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                      (d) within 30 days after paying any sum from which it is
               required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

        provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                (iii) Evidence of Exemption from U.S. Withholding Tax.

                      (a) Each Lender that is organized under the laws of any
               jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrowers, on or prior to the Second Restatement Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms including, but not limited to, W-8ECI or W-8BEN), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or
               (2) if such Lender is not a "bank" or other Person described in
               Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                      (b) Each Lender required to deliver any forms,
               certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal

                Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

                      (c) Borrowers shall not be required to pay any additional
               amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Second Restatement Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

               C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or other obligations hereunder to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8     OBLIGATION OF LENDERS TO MITIGATE.

               Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain the Commitment of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Borrowers agree to pay all reasonable incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9     EXISTING LOANS.

            Notwithstanding anything to the contrary herein, as of the Second Restatement Effective Date, all Existing Loans shall be maintained as, and shall be deemed to be, Loans hereunder (in each case in the same corresponding type and amount) and shall be subject to the terms and provisions of this Agreement and shall be joint and several Obligations of each Borrower.

2.10    JOINT AND SEVERAL LIABILITY; PAYMENT INDEMNIFICATIONS; ETC.

               A. JOINT AND SEVERAL LIABILITY. All Obligations of Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each Borrower.

               B. SUBROGATION. Until the Obligations shall have been paid in full in cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any other Borrower or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against any other Borrower, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights Administrative Agent or Lenders may have against any such Borrower, any such collateral or security, and any such other guarantor.

               C. MAXIMUM AMOUNT. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany indebtedness to its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and its Affiliates of obligations arising under support agreements or guaranties by such parties.

               D. CONTRIBUTION. Subject to Section 2.10B, each Borrower together desires to allocate among themselves, in a fair and equitable manner, their obligations arising under this Agreement. Accordingly, in the event any payment or distribution is made by a Borrower under this Agreement (a "FUNDING BORROWER") that exceeds its Fair Share (as defined below), that Funding Borrower shall be entitled to a contribution from each of the other Borrowers in all or a part of the amount of such other Borrower's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Borrower's Aggregate Payments (as defined below) to equal its Fair Share. "FAIR SHARE" means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Borrower to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement in respect of the Obligations. "FAIR SHARE SHORTFALL" means, with respect to a Borrower as of any date of determination, the excess, if any, of the Fair Share of such Borrower over the Aggregate Payments of such Borrower. "ADJUSTED MAXIMUM AMOUNT" means, with respect to a Borrower, the maximum aggregate amount of the obligations of such Borrower under this Agreement determined in accordance with subsection 2.10C; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Borrower or for purposes of this subsection 2.10D, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. "AGGREGATE PAYMENTS" means, with respect to a Borrower as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement (including, without limitation, in respect of this subsection 2.10D). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower. The allocation among Borrowers of their obligations as set forth in this subsection 2.10D shall not be construed in any way to limit the liability of any Borrower hereunder.

                                   SECTION 3.
                               CONDITIONS TO LOANS

               The effectiveness of this Agreement and the obligations of Lenders to make (or maintain, as the case may be) Loans hereunder are subject to the satisfaction of the following conditions.

3.1     CONDITIONS TO INITIAL LOANS.

               The obligations of Lenders to make (or maintain, as the case may be) any Loans to be made on the Second Restatement Effective Date are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

               A. CREDIT PARTY DOCUMENTS. On or before the Second Restatement Effective Date, each Credit Party shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Second Restatement Effective
Date:

               (i) Certified copies of its Certificate or Articles of Incorporation or Limited Liability Company Certificate, as the case may be, together with a good standing certificate from the Secretary of State of its state of organization and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Second Restatement Effective Date;

               (ii) Copies of its Bylaws or Limited Liability Company Agreement, as the case may be, certified as of the Second Restatement Effective Date by its corporate secretary or an assistant secretary;

               (iii) Resolutions of its Board of Directors or managing member approving and authorizing the execution, delivery and performance of each Loan Document to which it is to be a party, certified as of the Second Restatement Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of its officers executing the Loan Documents to which it is to be a party;

               (v) Executed originals of this Agreement, the Parent Pledge Agreement, the Notes (in the case of Borrowers and duly executed in accordance with subsection 2.1D, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents to which it is to be a party; and

               (vi) Such other documents as Administrative Agent may reasonably request.

               B. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Administrative Agent shall have received evidence satisfactory to it that each Credit Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to create and continue in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected first priority security interest in the entire personal and mixed property Collateral to the extent required under the Collateral Documents, as security for the Obligations under this Agreement. Such actions shall include the following:

               (i) Schedules to Collateral Documents. Delivery to Administrative Agent of accurate and complete schedules or updated schedules, as the case may be, to all of the applicable Collateral Documents;

               (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings, mortgages, and all judgment and tax lien filings which may have been made with respect to any assets of the Premier Acquired Systems, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

               (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and/or amendments and, where appropriate, fixture filings, duly executed by each Credit Party with respect to the Premier Acquired Systems and any other Collateral under the Security Agreement for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to such Collateral Documents; and

               (iv) Franchises. Administrative Agent shall be satisfied that all rights and remedies of Administrative Agent and Lenders under the Loan Documents, including without limitation, all rights and remedies in and to the Collateral, shall not conflict with or cause a breach or default under any Franchise.

               C. NO MATERIAL ADVERSE EFFECT. Since December 31, 2000, (i) no Material Adverse Effect shall have occurred and (ii) there shall have occurred no material adverse effect upon the business, operation, properties, assets, condition (financial or otherwise) or prospects of Premier or Borrowers.

               D. PARENT FINANCING. On or before the Second Restatement Effective Date, Parent shall have issued the Premier Parent Note (in form and substance satisfactory to Administrative Agent) and shall have contributed common equity (in form and substance satisfactory to Administrative Agent and, in any event, in an amount sufficient to ensure compliance with the financial covenants set forth in subsection 6.6 on a pro forma basis after giving effect to the Premier Acquisition) to Company in an amount not less than the sum of (i) Parent's pro rata share of the cash proceeds that would have been distributed to it as the general partner of Premier determined as if the cable system assets of Premier had been sold to an independent third party and (ii) the principal amount of the Premier Parent Note, and Parent shall deliver on the Second Restatement Effective Date to Administrative Agent an Officer's Certificate to that effect, all in form and substance satisfactory to Administrative Agent.

               E. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS; NO DEFAULT. Borrowers shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that (i) the representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the Second Restatement Effective Date to the same extent as though made on and as of that date; (ii) each Credit Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Second Restatement Effective Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders and (iii) as of the Second Restatement Effective Date no Event of Default or Potential Event of Default shall have occurred and be continuing.

               F. FINANCIAL STATEMENTS. On or before the Second Restatement Effective Date, Administrative Agent shall have received (i) the financial information and accountants' reports described in subsection 5.1 for Parent, Borrowers and Premier for the Fiscal Year ended December 31, 2000 (audited) and the Fiscal Quarter ended March 31, 2001 (unaudited), and (ii) the unaudited pro forma financial statements of Borrowers as of the Second Restatement Effective Date giving effect to the Premier Acquisition, in each case certified as true, correct and complete pursuant to an Officer's Certificate of Borrowers and Administrative Agent shall be satisfied that the information set forth in such financial statements is in substantial accordance with the estimates previously furnished by Borrowers to the Administrative Agent.

               G. DELIVERY OF FINANCIAL CONDITION CERTIFICATE. On or before the making of the initial Loans on the Second Restatement Effective Date, Borrowers shall have delivered a Financial Condition Certificate, substantially in the form of Exhibit XI annexed hereto with appropriate attachments demonstrating that, both immediately prior to and immediately after giving effect to the consummation of the Premier Acquisition and the other transactions on the Second Restatement Effective Date (including incurrence of the Obligations) Borrowers are Solvent.

               H. PRO FORMA LEVERAGE RATIO. As of the Second Restatement Effective Date, after giving effect to any pro forma adjustments (including the Premier Acquisition and reasonable pro forma reductions in administrative expenses resulting from the liquidation of Premier, satisfactory to Administrative Agent), the pro forma Leverage Ratio for the most recently ended three consecutive month period for which financial information is available (calculated in a manner satisfactory to Administrative Agent and after giving effect to the making of the Loans and the consummation of the other transactions on the Second Restatement Effective Date) shall be less than 5.50:1.00. Borrowers shall have delivered to Administrative

Agent an Officer's Certificate to such effect, in form and substance satisfactory to Administrative Agent.

               I. EVIDENCE OF INSURANCE. Borrowers shall have delivered to Administrative Agent certificates of insurance naming Administrative Agent, on behalf and for the ratable benefit of Lenders, as loss payee under the casualty insurance policies and as additional insured under the liability and business interruption policies, all as required pursuant to subsection 5.4 hereof or pursuant to the Collateral Documents. All such certificates of insurance shall contain endorsements as are reasonably required by Administrative Agent.

               J. DELIVERY OF SOURCES, USES AND FUNDING CERTIFICATE. Borrowers shall have delivered an Officer's Certificate detailing the sources and uses of all funds for the transactions occurring on the Second Restatement Effective Date, with proper wire instructions for Administrative Agent for the application of the Loan proceeds on the Second Restatement Effective Date, all in form and substance satisfactory to Administrative Agent.

               K. RELATED DOCUMENTS. On the Second Restatement Effective Date,
(i) Administrative Agent shall have received executed or conformed copies of the Related Documents as in effect on such date including any amendments thereto on or prior to the Second Restatement Effective Date, the terms and conditions of which shall be in all respects satisfactory to Administrative Agent, (ii) such Related Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived after the execution thereof,
(iii) neither Parent nor any Credit Party shall have failed in any respect to perform any obligation or covenant required by such Related Documents to be performed or complied with by it on or before the Second Restatement Effective Date, and (iv) Administrative Agent shall have received an Officer's Certificate in form and substance satisfactory to Administrative Agent from Parent and Borrowers to the effect set forth in clauses (i), (ii) and (iii) above.

               L. ACQUISITIONS. On or before the Second Restatement Effective Date, Borrowers shall deliver to Administrative Agent a certificate stating that
(a) the Premier Acquisition has been duly approved by Borrowers, (b) all action necessary by Borrowers to consummate the Premier Acquisition has been taken (other than the payment of the purchase price consisting of $6,900,000 in cash, net of any applicable in-kind distribution, and the issuance of the Premier Parent Note and the conveyance of the appropriate assets) and (c) each party delivering such certificate will proceed to consummate the Premier Acquisition immediately upon the making of the Loans on the Second Restatement Effective Date. The Premier Acquisition shall become effective in accordance with the Premier Acquisition Agreement and any other documents executed in connection therewith without any material variation therefrom, except as disclosed to Lenders and consented to in writing by Administrative Agent.

               M. CONSENTS.

               (i) Necessary Consents. Borrowers shall have obtained all consents and approvals necessary or advisable in connection with the Premier Acquisition, the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Borrowers and their respective Subsidiaries (including, without limitation, any consents with respect to Franchises, programming and retransmission and the consent of the FCC to the transfer of any FCC Licenses related to the Cable Television Systems) and each of the foregoing shall be in full force and effect and in form and substance satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Premier Acquisition, the transactions contemplated by the Loan Documents, the continued operation of the business conducted by Borrowers and their respective Subsidiaries or the financing of any thereof and no action, request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired;

               (ii) Officer's Certificate. Administrative Agent shall have received an Officer's Certificate in form and substance satisfactory to Administrative Agent from each Credit Party confirming the foregoing matters and any other evidence requested by Administrative Agent in support thereof.

               N. ABSENCE OF LIENS; TERMINATION OF DEBT. As of the Second Restatement Effective Date, (i) all assets of Borrowers (including, without limitation, the assets of the Premier Acquired Systems) shall be free and clear of all Liens (other than Permitted Liens) and all existing Indebtedness of Premier regarding the Premier Acquired Systems shall have been repaid, terminated and cancelled and all Liens in respect thereof shall have been released, and Administrative Agent shall have received appropriate pay-off, termination and release letters from the holders of such debt and liabilities, all in form and substance satisfactory to Administrative Agent.

               O. ENVIRONMENTAL AUDIT. On or before the Second Restatement Effective Date, Borrowers shall have delivered all environmental information and reports received in connection with the operation of Borrowers and the Premier Acquired Systems to Administrative Agent, all of the foregoing to be in form and substance satisfactory to Administrative Agent.

               P. OPINIONS OF CREDIT PARTIES' COUNSEL. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of special counsel for Parent and the Credit Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Second Restatement Effective Date and setting forth substantially the matters in the opinions designated in Exhibit IX annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

               Q. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Second Restatement Effective Date, substantially in the form of Exhibit X annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

               R. ACKNOWLEDGEMENT AND CONSENT. On or before the Second Restatement Effective Date, each of Parent and NMG shall have delivered to Lenders (or to Administrative Agent with sufficient originally executed copies for each Lender and its counsel) the Acknowledgement and Consent.

               S. FEES. Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders the fees payable on the Second Restatement Effective Date referred to in subsection 2.3.

               T. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

3.2     CONDITIONS TO CERTAIN REVOLVING LOANS.

               The obligations of Lenders to make Revolving Loans to be used to consummate the NCP6 Acquisition are, in addition to the conditions precedent specified in subsection 3.3, subject to satisfaction of the following conditions:

               A. CONSUMMATION OF THE NCP6 ACQUISITION. Borrowers shall deliver to Administrative Agent a certificate stating that (i) the NCP6 Acquisition has been duly approved by Borrowers, as applicable, (ii) all action necessary by Borrowers to consummate the NCP6 Acquisition has been taken (other than the payment of the purchase price consisting of $18,200,000 in cash, net of any applicable in-kind distribution, and the issuance of the NCP6 Parent Note and the conveyance of the appropriate assets), and (iii) Company will proceed to consummate the NCP6 Acquisition immediately upon the making of the Loans on the NCP6 Acquisition Date. Borrowers shall deliver to Administrative Agent the NCP6 Acquisition Agreement and any other documents executed in connection therewith, and the NCP6 Acquisition shall become effective in accordance with the foregoing documents, without any material variation therefrom, except as disclosed to Lenders and consented to in writing by Administrative Agent.

               B. CONSENTS.

               (i) Necessary Consents. Borrowers shall have obtained all consents and approvals necessary or advisable in connection with the NCP6 Acquisition, (including, without limitation, any consents with respect to Franchises, programming and retransmission and the consent of the FCC to the transfer of any FCC Licenses related to the NCP6 Acquired Systems) and each of the foregoing shall be in full force and effect and in form and substance satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the NCP6 Acquisition, and no action request for stay, petition for review or rehearing, reconsideration or appeal shall be pending and any time for agency action to set aside its consent on its own motion has expired; and

               (ii) Officer's Certificate. Administrative Agent shall have received an Officer's Certificate in form and substance satisfactory to Administrative Agent from each Credit Party confirming the foregoing matters and any other evidence requested by Administrative Agent in support thereof.

               C. ABSENCE OF LIENS; TERMINATION OF DEBT. All assets of the NCP6 Acquired Systems shall be free and clear of all Liens (other than Permitted Liens) and all existing Indebtedness of NCP6 regarding the NCP6 Acquired Systems shall have been repaid, terminated and cancelled and all Liens in respect thereof shall have been released, and Administrative Agent shall have received appropriate pay-off, termination and release letters from the holders of such debt and liabilities, all in form and substance satisfactory to Administrative Agent.

               D. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Administrative Agent shall have received evidence satisfactory to it that each Credit Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of Administrative Agent, desirable in order to create and continue in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected first priority security interest in the entire personal and mixed property Collateral to the extent required under the Collateral Documents, as security for the Obligations under this Agreement. Such actions shall include the following:

               (i) Schedules to Collateral Documents. Delivery to Administrative Agent of accurate and complete schedules or updated schedules, as the case may be, to all of the applicable Collateral Documents;

               (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings, mortgages, and all judgment and tax lien filings which may have been made with respect to any assets of the NCP6 Acquired Systems, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);


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               (iii) UCC Financing Statements and Fixture Filings. Delivery to
               Administrative Agent of UCC financing statements and/or amendments and, where appropriate, fixture filings, duly executed by each Credit Party with respect to the NCP6 Acquired Systems and any other Collateral under the Security Agreement for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to such Collateral Documents; and

               (iv) Franchises. Administrative Agent shall be satisfied that all rights and remedies of Administrative Agent and Lenders under the Loan Documents, including without limitation, all rights and remedies in and to the Collateral, shall not conflict with or cause a breach or default under any Franchise.

               E. MORTGAGES; MORTGAGE POLICIES; ETC. Administrative Agent shall have received from Borrowers:

               (i) Mortgages. Fully executed and notarized Mortgages for the Real Property acquired pursuant to the NCP6 Acquisition and serving as a headend for at least 1,000 subscribers, and/or amendments or supplements to the Mortgages executed prior to the NCP6 Acquisition Date (in each case, to the extent such amendment or supplement is required pursuant to applicable law to continue the effectiveness of such Mortgage with respect to this Agreement) in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the Real Property (each a "NCP6 MORTGAGED PROPERTY" and, collectively, the "NCP6 MORTGAGED PROPERTIES");

               (ii) Landlord Consent Letters; Recorded Leasehold Interests. In the case of each leasehold Real Property acquired pursuant to the NCP6 Acquisition, (a) a landlord Consent Letter with respect thereto and (b) evidence that such leasehold Real Property is a recorded leasehold interest;

               (iii) Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor or updates thereto in the case of insurance policies or unconditional commitments therefor issued prior to the NCP6 Acquisition Date (the "NCP6 MORTGAGE POLICIES") issued by a title company satisfactory to Administrative Agent with respect to the NCP6 Mortgaged Properties in amounts not less than the respective amounts designated therein with respect to any particular NCP6 Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such NCP6 Mortgaged Property vested in Borrowers and assuring Administrative Agent that the applicable Mortgages create valid and enforceable first priority mortgage Liens on the respective NCP6 Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which NCP6 Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the title company all certificates and affidavits required by the title company in connection with the issuance of the NCP6 Mortgage Policies and (ii) paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company in connection with the issuance of the NCP6 Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

               (iv) Title Reports. With respect to each NCP6 Mortgaged Property, a title report issued by the title company with respect thereto, dated not more than 30 days prior to the NCP6 Acquisition Date and satisfactory in form and substance to Administrative Agent;

               (v) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the NCP6 Mortgage Policies or in the title reports delivered pursuant to subsection 3.2E(v); and

               (vi) Matters Relating to Flood Hazard Properties. (a) Evidence to the extent required by law, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether
               (1) any NCP6 Mortgaged Property is a Flood Hazard Property and
               (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program,
               (b) if there are any such Flood Hazard Properties of NCP6, Borrowers' written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property of NCP6 is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrower has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

               F. PARENT FINANCING. On or before the NCP6 Acquisition Date, Parent shall have issued the NCP6 Parent Note (in form and substance satisfactory to Administrative Agent and substantially similar to the Premier Parent Note except as provided herein with respect to the distribution which will reflect differences in term, amortization and interest rate) and shall have contributed common equity (in form and substance satisfactory to Administrative Agent and, in any event, in an amount sufficient to ensure compliance with the financial covenants set forth in subsection 6.6 on a pro forma basis after giving effect to the NCP6 Acquisition) to Company in an amount not less than the sum of (i) Parent's pro rata share of the net cash proceeds in excess of $2,000,000 that would have been distributed to it as the managing general partner of NCP6 determined as if the cable system assets of NCP6 had been sold to an independent third party and (ii) the principal amount of the NCP6 Parent Note, and Parent shall deliver on the NCP6



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Acquisition Date to Administrative Agent an Officer's Certificate to that effect, all in form and substance satisfactory to Administrative Agent.

               G. ENVIRONMENTAL AUDIT. On the NCP6 Acquisition Date, Company shall have delivered all environmental information and reports received in connection with the acquisition of the NCP6 Acquired Systems to Administrative Agent, all of the foregoing to be in form and substance satisfactory to Administrative Agent.

               H. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS; NO DEFAULT. Borrowers shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that (i) the representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the NCP6 Acquisition Date to the same extent as though made on and as of that date; provided that, with the consent of the Administrative Agent, Borrowers may update the Schedules to the representations and warranties in Section 4 to reflect any changes in connection with the NCP6 Acquisition; (ii) that each Credit Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the NCP6 Acquisition Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders and (iii) that as of the NCP6 Acquisition Date no Event of Default or Potential Event of Default shall have occurred and be continuing.

               I. FINANCIAL STATEMENTS. On or before the NCP6 Acquisition Date, Administrative Agent shall have received (i) audited financial statements of NCP6 for the Fiscal Year ended 2000, (ii) the unaudited financial statements for NCP6 and the NCP6 Acquired Systems for the completed Fiscal Quarters ended in 2001, 30 days prior to such date, and (iii) unaudited financial statements of the NCP6 Acquired Systems for the Fiscal Year ended December 31, 2000, in each case, prepared in accordance with subsection 5.1 and certified as true, correct and complete pursuant to an Officer's Certificate of Borrowers and Administrative Agent shall be satisfied that the information set forth in such financial statements is in substantial accordance with the estimates previously furnished by Borrowers to the Administrative Agent.

               J. NO MATERIAL ADVERSE EFFECT. Since December 31, 2000, (i) no Material Adverse Effect shall have occurred and (ii) there shall have occurred no material adverse effect upon the business, operation, properties, assets, condition (financial or otherwise) or prospects of NCP6 or Borrowers.

               K. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.



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3.3    CONDITIONS TO ALL LOANS.

               The obligations of Lenders to make Loans on each Funding Date (which shall not include the conversion or continuation of outstanding Loans without any increase in the principal amount thereof) are subject to the following further conditions precedent:

               A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Borrowers or by any executive officer of Borrowers designated by any of the above-described officers on behalf of Borrowers in a writing delivered to Administrative Agent.

               B. As of that Funding Date:

               (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

               (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

               (iii) Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

               (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

               (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

               (vi) There shall not be pending or, to the knowledge of any Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Parent or any Credit Party or any property of Parent or such Credit Party that has not been disclosed by Borrowers in writing pursuant to subsection 4.6 or 5.1(xii) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other



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               restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

                                   SECTION 4.
                    BORROWERS REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Agreement and to make (or maintain, as the case may be), the Loans hereunder, each Borrower represents and warrants to each Lender, on the date of this Agreement and on each Funding Date, that the following statements are true, correct and complete:

4.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES, ETC.

               A. ORGANIZATION AND POWERS. Each of the Credit Parties is a corporation or limited liability company duly organized and validly existing under the laws of its state of incorporation or organization. Each of the Credit Parties has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

               B. QUALIFICATION AND GOOD STANDING. Each of the Credit Parties is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

               C. CONDUCT OF BUSINESS. The Credit Parties are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.13 and are conducting their business in accordance with the provisions of subsection 6.13. Each Credit Party holds all material licenses, permits, franchises, certificates of authority, or any waivers of the foregoing that are necessary to permit them to conduct their respective businesses as now conducted and to hold and operate their respective properties. Except as set forth in Schedule 4.1E, all such material licenses, permits, franchises, certificates of authority, and waivers are valid and in full force and effect.

               D. SUBSIDIARIES. Company does not hold any direct or indirect interest in any Subsidiary other than NCV. NCV does not hold any direct or indirect interest in any Subsidiary.

               E. FRANCHISES. Schedule 4.1E annexed hereto accurately and completely lists all material authorizations, licenses, permits and Franchises granted or assigned to (a) any Credit Party (b) Premier with regard to the Premier Acquired Systems, or (c) NCP6 with regard to the NCP6 Acquired Systems, by the FCC or any other public or governmental agency or regulatory body, including all material authorizations, licenses, permits and Franchises for the construction, installation or operation of the Cable Television Systems. A correct copy of each agreement evidencing such Franchises has been delivered to Administrative Agent or its counsel. The same constitute the only material licenses, permits or Franchises or other authorizations of any public or governmental agency or regulatory body required in connection with the business of the Credit Parties as conducted or proposed to be conducted after giving effect to the Acquisitions.



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All existing Franchises are in full force and effect, are duly issued in the name of, or validly assigned to, a Credit Party and such Person has full power and authority to operate thereunder. Except as set forth in Schedule 4.1E annexed hereto, no Franchise issued has a term which will expire prior to September 30, 2009. Except as set forth in Schedule 4.1E annexed hereto, each of the Franchises listed on Schedule 4.1E annexed hereto are, or will be (after giving effect to the Acquisitions) assignable to Administrative Agent and Lenders as collateral security for the Obligations. Schedule 4.1E also accurately and completely lists all material agreements, if any, which are presently in effect for the use of public utility facilities in connection with the Cable Television Systems. No Credit Party has knowledge of the occurrence of any event or the existence of any circumstance which is likely to lead to the revocation, suspension, material adverse amendment or non-renewal of any Franchise that could reasonably be expected to result in either (i) an Event of Default or Potential Event of Default or (ii) a Material Adverse Effect.

               F. COMMUNICATIONS ACT. The Credit Parties have duly filed in a timely manner all cable television registration statements and other filings which are required to be filed by the Credit Parties under the Communications Act and are in all material respects in substantial compliance with the Communications Act, including, without limitation, the rules and regulations of the FCC relating to the carriage of television signals and rules and regulations related to syndicated exclusivity. The Credit Parties have submitted all requisite notices (if any are required) under the Copyright Act and the Rules and Regulations of the Copyright Office for the carriage of all broadcast stations as currently carried. The Credit Parties have filed in a timely manner with the Copyright Office all required documents, instruments and statements of account, have remitted payments of all required royalty fees and have obtained the compulsory licenses provided for in Section 111 of the Copyright Act for the carriage of broadcast signals, which licenses are currently valid and in full force and effect. No Credit Party is liable to any Person for copyright infringement under the Copyright Act as a result of its business operations which would reasonably be expected to result in a Material Adverse Effect.

               G. REAL PROPERTY. No Credit Party owns or leases any Real Property other than as identified on Schedule 4.1G annexed hereto. Schedule 4.1G also lists owned or leased Real Property included within the Premier Acquired Systems and the NCP6 Acquired Systems.

4.2     AUTHORIZATION OF BORROWING, ETC.

               A. AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the Related Documents have been duly authorized by all necessary action on the part of each Credit Party a party thereto.

               B. NO CONFLICT. The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which such Credit Party are parties, and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Parent or any Credit Party, the Certificate or Articles of Incorporation, Limited Liability Company Agreement or Bylaws of any Credit Party or any order, judgment or decree of any court or other agency of government binding on any Credit Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Credit Party, (iii) result in or require the creation or imposition of any Lien upon any of the



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properties or assets of any Credit Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf and for the ratable benefit of Lenders), or (iv) require any approval of stockholders or members or any approval or consent of any Person under any Contractual
Obligation of any Credit Party, except for such approvals or consents which will be obtained on or before the Second Restatement Effective Date and disclosed in writing to Lenders.

               C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Credit Party of the Loan Documents and the Related Documents to which they are parties and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body. Except as set forth in Schedule 4.1E, all consents or approvals required in connection with the Premier Acquisition from franchisors with respect to the Franchises for the Premier Acquired Systems or in connection with the NCP6 Acquisition from franchisors with respect to the Franchises for the NCP6 Acquired Systems, in each case have been obtained and are in full force and effect.

               D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by such of the Credit Parties as are parties thereto and is the legally valid and binding obligation of such Persons, enforceable against such Persons in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

4.3     FINANCIAL CONDITION.

               Borrowers have heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 3.1. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or any of its Subsidiaries.

4.4     NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

               Since December 31, 2000, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5.



                                       65
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4.5     TITLE TO PROPERTIES; LIENS.

               The Credit Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

4.6     LITIGATION; ADVERSE FACTS.

               There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Credit Party) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any property of any Credit Party that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Credit Party is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7     PAYMENT OF TAXES.

               Except to the extent permitted by subsection 5.3, all tax returns and reports of the Credit Parties required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Credit Parties and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Credit Party knows of any proposed tax assessment against any Credit Party which is not being actively contested by such Credit Party in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8     PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

               A. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

               B. No Credit Party is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions, the non-defaulting performance of



                                       66
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which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.9     GOVERNMENTAL REGULATION.

               No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10    SECURITIES ACTIVITIES.

               A. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

               B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of a Credit Party alone, or a Credit Party together with its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.2 or 6.7 or subject to any restriction contained in any agreement or instrument, between any Credit Party and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

4.11    EMPLOYEE BENEFIT PLANS.

               A. Each Credit Party and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

               B. No ERISA Event has occurred or is reasonably expected to occur.

               C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of any Borrower or any of its ERISA Affiliates.

               D. As of the most recent valuation date for any Pension Plan, there are no unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities).

4.12    CERTAIN FEES.

               Except for fees and commissions related to the Acquisitions which are set forth on Schedule 4.12 annexed hereto, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower, jointly and severally, hereby indemnifies Lenders against, and agrees that it will hold Lenders



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harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13    ENVIRONMENTAL MATTERS.

               A. No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws; and, to the knowledge of Borrowers, there are not now on any Real Property any underground or above ground storage tanks regulated under any Environmental Laws, in each case in a manner that has a reasonable possibility of giving rise to an environmental claim that could be expected to have a Material Adverse Effect.

               B. No Credit Party (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned or leased by any Credit Party) or the release or threatened release of any Hazardous Substance into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned or leased by any Credit Party) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned or leased by any Credit Party) or a release or threatened release of any Hazardous Substance into the environment of which any Credit Party is or may be liable, or (iv) has received notice that any Credit Party is or may be liable to any Person under any Environmental Law, in each case in a manner that has a reasonable possibility of giving rise to an environmental claim that could be expected to have a Material Adverse Effect.

4.14    EMPLOYEE MATTERS.

               There is no strike, stoppage or labor dispute in existence or threatened involving any Credit Party that could reasonably be expected to have a Material Adverse Effect.



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4.15    SOLVENCY.

               Each Credit Party is and, upon the incurrence of any Obligations by Borrowers on any date on which this representation is made, will be, Solvent.

4.16    INSURANCE.

               Each Credit Party maintains, with, to its knowledge, financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 4.16 hereto is a complete and accurate description of all policies of insurance that will be in effect as of the Second Restatement Effective Date for the Credit Parties.

4.17    INTELLECTUAL PROPERTY.

               A. The Credit Parties own, or are licensed to use, the Intellectual Property and all such Intellectual Property is fully protected and duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances.

               B. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. To each Credit Party's knowledge, the use of such Intellectual Property by such Credit Party does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Credit Party that would result in a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Credit Party.

4.18    DISCLOSURE.

               No representation or warranty of any Credit Party contained in any Loan Document or Related Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of such Credit Party or its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to such Credit Party, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Credit Party to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature or matters affecting the cable television industry generally) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not



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been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

                                   SECTION 5.
                         BORROWERS AFFIRMATIVE COVENANTS

               Each Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, each Borrower shall perform, and shall cause each other Credit Party to perform, all covenants in this Section 5.

5.1     FINANCIAL STATEMENTS AND OTHER REPORTS.

               Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver, and shall cause Parent to deliver, to Administrative Agent and Lenders:

               (i) Subscriber Reports: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, and within 100 days after the end of each Fiscal Year, ending after the Second Restatement Effective Date, a detailed report substantially in the form of Exhibit VI annexed hereto;

               (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (a) the unaudited consolidated (and, if prepared, consolidating) balance sheet of Parent and each Credit Party as at the end of such Fiscal Quarter and the related consolidated (and, if prepared, consolidating) statements of income, cash flow and stockholders' equity of Parent and each Credit Party for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the period from the beginning of such prior Fiscal Year through such corresponding Fiscal Quarter, all in reasonable detail and certified by the chief financial officer of Borrowers that they fairly present, in all material respects, the financial condition of Parent and the Credit Parties as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) if prepared, a narrative report describing the operations of Parent and the Credit Parties in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

               (iii) Year-End Financials: as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the audited consolidated (and, if prepared, consolidating) balance sheet of Parent and each Credit Party as at the end of such Fiscal Year and the related consolidated (and, if prepared,



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
               consolidating) statements of income, stockholders' equity and cash flows of Parent and each Credit Party for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Borrowers that they fairly present, in all material respects, the financial condition of Parent and the Credit Parties as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) if prepared, a narrative report describing the operations of Parent and the Credit Parties in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Borrowers and satisfactory to Administrative Agent, which report shall be unqualified, shall not include any negative statements or reservations about the ability of Parent and the Credit Parties to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and the Credit Parties as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of the Credit Parties pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Borrowers stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Credit Parties during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; (b) a Compliance Certificate; and (c) a report setting forth in comparative form for such financial statements the corresponding figures for such reported fiscal periods from the consolidated plan and financial forecasts delivered pursuant to subsection 5.1(iii) for such fiscal periods;

               (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of the Credit Parties delivered pursuant to subdivisions (ii), (iii) or
               (ix) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made and the net effect of



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
               such change is to create or avoid an Event of Default that would not otherwise have been created or avoided, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (ix) of this subsection 5.1 following such change, consolidated financial statements of the Credit Parties for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or
               (ix) of this subsection 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of Borrowers setting forth the differences (including without limitation any differences that would affect any calculations relating to the financial covenants set forth in subsection 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi) Accountants' Certification: together with each delivery of consolidated financial statements of the Credit Parties pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
               (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

               (vii) Acquisition Financials: (A) as soon as available and in any event within 90 days after the liquidation audit date for Premier, the audited balance sheet of Premier dated as of the liquidation audit date; and (B) as soon as available and in any event within 90 days after the liquidation audit date for NCP6, the audited balance sheet of NCP6 dated as of the liquidation audit date.

               (viii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Credit Parties made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;



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
               (ix) SEC Filings and Press Releases: if applicable, promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrowers to their security holders or by any Subsidiary of Borrowers to their security holders other than Parent, Borrowers or another Subsidiary of Borrowers, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by any Credit Party, Parent or NTC with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority within 7 days of such filing, and (c) all press releases and other statements made available generally by any Credit Party to the public concerning material developments in the business of the Credit Parties;

               (x) Events of Default, etc.: promptly upon any officer of any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Borrowers with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 6 of such Form as in effect on the date hereof) if Borrowers were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

               (xi) Litigation or Other Proceedings: (a) promptly upon any officer of any Borrower obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Credit Party or any property of any Credit Party (collectively, "PROCEEDINGS") not previously disclosed in writing by Borrowers to Lenders or (Y) any material development in any Proceeding that, in any case:

                      (1) if adversely determined, has a reasonable likelihood
               of giving rise to a Material Adverse Effect; or

                      (2) seeks to enjoin or otherwise prevent the consummation
               of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;



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        written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters; and (b) within 45 days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Credit Parties equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

               (xii) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Borrower or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xiii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by any Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (xiv) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, consolidated and consolidating subscriber, Operating Cash Flow and Capital Expenditure budgets for such Fiscal Year;

               (xv) Environmental Matters: as soon as practicable following receipt thereof, copies of (i) all environmental audits and reports, whether prepared by personnel of any Credit Party or by independent consultants, with respect to any environmental matters which could result in a Material Adverse Effect and (ii) any order, notice, claim or proceeding received by, or brought against, any Credit Party or with respect to any of the Real Property under any Environmental Law.

               (xvi) Franchise Matters: as soon as practicable following receipt thereof, copies of any notice of threatened or pending revocation of any Franchise or any hearing for such purpose.

               (xvii) Other Information: with reasonable promptness, such other information and data with respect to any Credit Party as from time to time may be reasonably requested by any Lender.

5.2     LIMITED LIABILITY COMPANY AND/OR CORPORATE EXISTENCE, ETC.

               Except as permitted under subsection 6.7, each Credit Party shall at all times preserve and keep in full force and effect its limited liability company or corporate existence, as the case may be, and all rights and franchises material to its business.



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5.3     PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

               A. Each Credit Party shall pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

               B. No Credit Party shall file or consent to the filing of any consolidated income tax return with any Person (other than another Credit Party or NTC or NMG pursuant to the NCV LLC Agreement). No Credit Party shall agree to any allocation of any loss (including, without limitation, any net operating loss) of such Credit Party for tax purposes to any other Person including, without limitation, NMG whether pursuant to the NCV LLC Agreement or otherwise, if such allocation shall cause any Credit Party to have any income tax payable at any time during the term of this Agreement it would not have if such allocation had not occurred.

5.4     MAINTENANCE OF PROPERTIES; INSURANCE.

               Each Credit Party shall maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of such Credit Party (including, without limitation, Intellectual Property) and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Credit Party shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses. Each casualty insurance policy shall name Administrative Agent for the benefit of Lenders as the loss payee thereunder for amounts in excess of $100,000 and each liability and business interruption insurance policy shall name Administrative Agent as additional insured thereunder. Each insurance policy shall provide for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

5.5     INSPECTION.

               Each Credit Party shall permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Credit Party, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Credit Party may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Such visits and inspections shall not unreasonably interfere with the business of any Credit Party.



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5.6     COMPLIANCE WITH LAWS, ETC.

               Each Credit Party shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

5.7     ENVIRONMENTAL COMPLIANCE AND INSPECTION.

               A. Each Credit Party shall exercise all due diligence in order to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Real Property and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws in all material respects.

               B. Each Credit Party agrees that Administrative Agent may, from time to time and in its sole and absolute discretion, retain, at such Credit Party's expense, an independent professional consultant to review any report relating to Hazardous Waste prepared by or for such Credit Party and to conduct its own investigation of any Real Property, and such Credit Party agrees to use reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct its own investigation of any Real Property previously owned or leased by such Credit Party. Each Credit Party hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or on to the Real Property to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Real Property shall be conducted, unless otherwise agreed to by such Credit Party and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Each Credit Party and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 5.7B will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to the applicable Credit Party with the understanding that such Credit Party acknowledges and agrees that (i) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to such Credit Party's use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to such Credit Party, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

5.8     INTEREST RATE PROTECTION.

               At all times after the date which is 60 days after the Second Restatement Effective Date, Borrowers shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount of not less than 50% of the amount of Loans, such Interest Rate Agreements to be in form and substance reasonably satisfactory to Administrative Agent and with an initial weighted average duration of at least 24 months.



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5.9     MORTGAGES; MORTGAGE POLICIES; ETC.

        No later than 30 days after the Second Restatement Effective Date, Administrative Agent shall have received from Borrowers:

               A. Mortgages. Fully executed and notarized Mortgages for the Real Property acquired pursuant to the Premier Acquisition and serving as a headend for at least 1,000 subscribers, and/or amendments or supplements to the Mortgages executed no later than 30 days after the Second Restatement Effective Date (in each case, to the extent such amendment or supplement is required pursuant to applicable law to continue the effectiveness of such Mortgage with respect to this Agreement) in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the Real Property (each a "PREMIER MORTGAGED PROPERTY" and, collectively, the "PREMIER MORTGAGED PROPERTIES");

               B. Landlord Consent Letters; Recorded Leasehold Interests. In the case of each leasehold Real Property acquired pursuant to the Premier Acquisition, (a) a landlord Consent Letter with respect thereto and (b) evidence that such leasehold Real Property is a recorded leasehold interest;

               C. Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor or updates thereto in the case of insurance policies or unconditional commitments therefor issued no later than 30 days after the Second Restatement Effective Date (the "PREMIER MORTGAGE POLICIES") issued by a title company satisfactory to Administrative Agent with respect to the Premier Mortgaged Properties in amounts not less than the respective amounts designated therein with respect to any particular Premier Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Premier Mortgaged Property vested in Borrowers and assuring Administrative Agent that the applicable Mortgages create valid and enforceable first priority mortgage Liens on the respective Premier Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Premier Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the title company all certificates and affidavits required by the title company in connection with the issuance of the Premier Mortgage Policies and (ii) paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company in connection with the issuance of the Premier Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

               D. Title Reports. With respect to each Premier Mortgaged Property, a title report issued by the title company with respect thereto, dated no later than 30 days after the Second Restatement Effective Date and satisfactory in form and substance to Administrative Agent;

               E. Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Premier Mortgage Policies or in the title reports delivered pursuant to subsection 5.9D; and

               F. Matters Relating to Flood Hazard Properties. (a) Evidence to the extent required by law, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Premier Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, Borrowers' written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrowers have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

5.10    FURTHER ASSURANCES.

               At any time or from time to time upon the request of Administrative Agent, each Credit Party shall, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents. In furtherance and not in limitation of the foregoing, each Credit Party will take such actions as Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to any of the foregoing that relates to an interest in real property, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by any Subsidiaries of any Borrower created after the Second Restatement Effective Date and are secured by substantially all of the assets of the Credit Parties.

                                   SECTION 6.
                          BORROWERS NEGATIVE COVENANTS

               Each Borrower covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each other Credit Party, as applicable, to perform, all covenants in this Section 6.

6.1     INDEBTEDNESS.

               The Credit Parties shall not directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (i) the Credit Parties may become and remain liable with respect to the Obligations;

               (ii) the Credit Parties may become and remain liable with respect to Contingent Obligations permitted by subsection 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished; and

               (iii) the Credit Parties may become and remain liable with respect to Indebtedness in respect of Capital Leases and secured purchase money Indebtedness in a combined aggregate amount not to exceed $500,000 at any time (provided that any such purchase money Indebtedness shall be secured only by the assets purchased with the proceeds thereof and under the terms of such Indebtedness and provided further that at least 80% of the purchase price of such assets was provided by the proceeds of such purchase money Indebtedness).

6.2     LIENS AND RELATED MATTERS.

               A. PROHIBITION ON LIENS. The Credit Parties shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

               (i) Permitted Encumbrances;

               (ii) Liens granted pursuant to the Collateral Documents;

               (iii) Liens securing Capital Leases permitted under subsection 6.1; and

               (iv) purchase-money Liens securing purchase money Indebtedness permitted pursuant to subsection 6.1; provided that (a) the purchase of the asset subject to such Lien is permitted under the terms of subsection 6.8 and (b) such Liens encumber only the asset so purchased.

               B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Credit Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective a provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any Lien other than a Permitted Lien.

               C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, no Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

               D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO CREDIT PARTIES OR OTHER SUBSIDIARIES. Except as provided herein, the Credit Parties will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Credit Party to (i) pay dividends or make any other distributions on any of such Credit Party's capital stock owned by any other Credit Party, (ii) repay or prepay any Indebtedness owed by such Credit Party to any other Credit Party, (iii) make loans or advances to any other Credit Party, or (iv) transfer any of its property or assets to any other Credit Party.

6.3     INVESTMENTS; JOINT VENTURES.

               The Credit Parties shall not, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

               (i) The Credit Parties may make and own Investments in Cash Equivalents;

               (ii) The Credit Parties may make Capital Expenditures permitted by subsection 6.8; and

               (iii) The Credit Parties may make Investments permitted pursuant to subsection 6.7.

6.4     CONTINGENT OBLIGATIONS.

               The Credit Parties shall not, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) The Credit Parties may become and remain liable with respect to Contingent Obligations incurred pursuant to the Loan Documents or the Related Documents;

               (ii) Borrowers may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements required under subsection 5.8;

               (iii) The Credit Parties may become and remain liable with respect to Contingent Obligations with respect to transactions permitted pursuant to subsection 6.7; and

               (iv) The Credit Parties may become and remain liable with respect to Contingent Obligations incurred in the ordinary course of business with respect to pole attachments and franchise bonds, deposits and indemnities, and similar assurances required for the operation of the Cable Television Systems, in an aggregate amount not in excess of $1,000,000 at any time.

6.5     RESTRICTED JUNIOR PAYMENTS.

               The Credit Parties shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payments, except:

               (i) so long as no Event of Default or Potential Event of Default has occurred and is continuing, or would result therefrom, Borrowers may pay Management Fees quarterly in arrears; provided, that (x) the aggregate amount of such payments by the Credit Parties during any Fiscal Quarter shall not exceed 5% of Borrowers' consolidated total revenues for the previous Fiscal Quarter, (y) Lenders shall have received the Compliance Certificate and related financial information and reports required for such previous Fiscal Quarter (or previous Fiscal Year, in the case of any Fiscal Quarter ending on any December
               31) pursuant to subsection 5.1.; and (z) Borrowers shall have demonstrated pro forma compliance with all financial covenants as set forth in subsection 6.6 for such previous Fiscal Quarter, in form and substance satisfactory to Administrative Agent;

               (ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, Borrowers may make one payment during each Fiscal Year referred to below to Parent to service debt incurred by Parent under the Premier Parent Note on the date Parent is required to make such corresponding payment under the Premier Parent Note; provided that (x) both before and after giving effect to either such payment the Leverage Ratio (calculated on a pro forma basis to give effect to such payment) does not exceed the correlative ratio indicated below, (y) Lenders shall have received an Officer's Certificate dated as of the date of such payment, stating that Borrowers are in compliance with the financial covenants set forth in this subsection 6.5(ii) with the Leverage Ratio calculated based on the Operating Cash Flow for the most recently ended Fiscal Quarter and (z) the total payments in any Fiscal Year shall not exceed the correlative amounts indicated below:


              ------------------------------------------------------------------------------
                     FISCAL YEAR                    RATIO                   TOTAL PAYMENT
              ------------------------------------------------------------------------------
                         2002                     5.10:1.00                  $1,045,250
              ------------------------------------------------------------------------------
                         2003                     4.75:1.00                   $985,125
              ------------------------------------------------------------------------------

               (iii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, Borrowers may make one payment during each Fiscal Year referred to below to Parent to service debt incurred by Parent under the NCP6 Parent Note on the date Parent is required to make such corresponding payment under the NCP6 Parent Note; provided that (x) both before and after giving effect to either such payment the Leverage Ratio (calculated on a pro forma basis to give effect to such payment) does not exceed the correlative ratio indicated below, (y) Lenders shall have received an Officer's Certificate dated as of the date of such payment, stating that Borrowers are in compliance with the financial covenants set forth in this subsection 6.5(ii) with the Leverage Ratio calculated based on the Operating Cash Flow for the most recently ended Fiscal Quarter and (z) the total payments in any Fiscal Year shall not exceed the correlative amounts indicated below:

              ------------------------------------------------------------------------------
                     FISCAL YEAR                    RATIO                   TOTAL PAYMENT
              ------------------------------------------------------------------------------
                         2002                     5.10:1.00                  $2,376,667
              ------------------------------------------------------------------------------
                         2003                     4.75:1.00                  $2,223,333
              ------------------------------------------------------------------------------
                         2004                     4.00:1.00                  $2,070,000
              ------------------------------------------------------------------------------

6.6     FINANCIAL COVENANTS.

               A. MINIMUM INTEREST COVERAGE RATIO. Borrowers shall not permit the ratio of (i) Operating Cash Flow for each Fiscal Quarter to (ii) Interest Expense for such Fiscal Quarter, for any Fiscal Quarter ending during any of the periods set forth below to be less than the correlative ratio indicated:

            ------------------------------------------------------------
                            PERIOD                            RATIO
            ------------------------------------------------------------
            Second Restatement Effective Date               1.75:1.00
            through December 31, 2001
            ------------------------------------------------------------
            January 1, 2002 through December 31,            2.00:1.00
            2002
            ------------------------------------------------------------
            January 1, 2003 through December 31,            2.25:1.00
            2003
            ------------------------------------------------------------
            January 1, 2004 and thereafter                  2.50:1.00
            ------------------------------------------------------------

               B. MINIMUM FIXED CHARGE COVERAGE RATIO. Borrowers shall not permit the ratio of (i) Operating Cash Flow for the four consecutive Fiscal Quarter period ending on the last day of each Fiscal Quarter (the "RELEVANT PERIOD") to (ii) Fixed Charges for the Relevant Period, for any Fiscal Quarter ending during any of the periods set forth below to be less than the correlative ratio indicated:

            ------------------------------------------------------------
                            PERIOD                            RATIO
            ------------------------------------------------------------
            March 31, 2003 through December 31,             1.05:1.00
            2003
            ------------------------------------------------------------
            January 1, 2004 and thereafter                  1.10:1.00
            ------------------------------------------------------------

               C. MAXIMUM LEVERAGE RATIO. Borrowers shall not permit the ratio of (i) Total Debt to (ii) Annualized Operating Cash Flow (the "LEVERAGE RATIO"), in each case as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

--------------------------------------------------------
              PERIOD                       RATIO
--------------------------------------------------------
Second Restatement Effective Date        5.50:1.00
through December 30, 2002
--------------------------------------------------------
December 31, 2002 through                5.25:1.00
December 30, 2003
--------------------------------------------------------
December 31, 2003 through                5.00:1.00
June 29, 2004
--------------------------------------------------------
June 30, 2004 through                    4.50:1.00
December 30, 2004
--------------------------------------------------------
December 31, 2004 through                4.25:1.00
June 29, 2005
--------------------------------------------------------
June 30, 2005 through                    4.00:1.00
December 30, 2005
--------------------------------------------------------
December 31, 2005 through                3.75:1.00
June 29, 2006
--------------------------------------------------------
June 30, 2006 through                    3.50:1.00
December 30, 2007
--------------------------------------------------------
December 31, 2007 and Thereafter         3.00:1.00
--------------------------------------------------------

               D. PRO FORMA DEBT SERVICE COVERAGE. Borrowers shall not permit the ratio of (i) Annualized Operating Cash Flow for the most recently concluded Fiscal Quarter to (ii) Pro Forma Debt Service for the next succeeding twelve consecutive month period, at any time to be less than 1.25:1.00.

6.7     RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

               The Credit Parties shall not alter the corporate, capital or legal structure of the Credit Parties or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve themselves (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of their respective businesses, properties or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

               (i) Borrowers may consummate (y) the Premier Acquisition upon satisfaction of the conditions set forth in subsections 3.1 and 3.3, and (z) the NCP6 Acquisition on or prior to September 30, 2001 (1) in the event that the First Reserve Amount and the Second Reserve Amount have become available in accordance with subsection 2.1A(iii), to consummate such Acquisition and the transactions contemplated thereby, and (2) upon satisfaction of the conditions set forth in subsection 3.2 and 3.3;

               (ii) the Credit Parties may make Capital Expenditures permitted under subsection 6.8;

               (iii) the Credit Parties may make Asset Sales; provided that (x) the consideration received for such assets shall be Cash (subject to customary hold-backs for working capital and indemnification) in an amount at least equal to the fair market value thereof; (y) the Net Cash Proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a); and (z) Borrowers shall demonstrate to the satisfaction of Requisite Lenders current and pro forma compliance with each of the covenants set forth in subsection 6.6 after giving effect to such Asset Sale; provided further that the assets and related operations sold (i) in any Fiscal Year shall not account for more than 15% of Operating Cash Flow for such Fiscal Year and (ii) from and after the Second Restatement Effective Date shall not account for more than 25% of Operating Cash Flow for Fiscal Year 2001.

               (iv) with the prior written consent of Requisite Lenders, and as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, the Credit Parties may acquire assets (including cable systems) for not more than their fair market value; provided that prior to any such acquisition Borrowers shall have demonstrated, in form and substance satisfactory to Requisite Lenders, current and pro forma compliance with the terms of this Agreement after giving effect to such acquisition;

               (v) Borrowers may create or otherwise acquire an interest in a Subsidiary with the prior written consent of Requisite Lenders; provided (i) such Subsidiary is directly or indirectly wholly-owned by a Borrower and (ii) such Subsidiary is in compliance with the Agreement, including, without limitation, subsection 5.9; and

               (vi) any Subsidiary of a Borrower, once created or acquired, may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any substantial part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation.

6.8     CAPITAL EXPENDITURES.

               The Credit Parties shall not make or incur Capital Expenditures in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount set forth below opposite such Fiscal Year (provided that the stated Capital Expenditure amounts set forth below which are not expended in any Fiscal Year may be carried forward and expended in the immediately succeeding Fiscal Year):

-------------------------------------------------------------------------
                                                         MAXIMUM
                  FISCAL YEAR                     CAPITAL EXPENDITURES
-------------------------------------------------------------------------
2001                                                   $7,200,000
-------------------------------------------------------------------------
2002                                                   $5,200,000
-------------------------------------------------------------------------
2003                                                   $4,500,000
-------------------------------------------------------------------------

; provided, however, that upon the consummation of the NCP6 Acquisition in accordance with this Agreement, the foregoing table shall be deleted in its entirety and superseded by the following table below:

-------------------------------------------------------------------------
                                                         MAXIMUM
                  FISCAL YEAR                     CAPITAL EXPENDITURES
-------------------------------------------------------------------------
2001                                                   $7,500,000
-------------------------------------------------------------------------
2002                                                   $7,000,000
-------------------------------------------------------------------------
2003                                                   $6,000,000
-------------------------------------------------------------------------

6.9     SALES AND LEASE-BACKS.

               The Credit Parties shall not, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which any Credit Party has sold or transferred or is to sell or transfer to any other Person (other than a Credit Party) or (ii) which any Credit Party intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than a Credit Party) in connection with such lease.

6.10    SALE OR DISCOUNT OF RECEIVABLES.

               The Credit Parties shall not, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; provided that the foregoing shall not apply to any customary charges paid with respect to the settlement of accounts with respect to consumer credit cards utilized by any subscribers of service from the Cable Television Systems in connection with the purchase of goods and/or services from any Credit Party or the settlement of accounts (including the assigning of accounts to collection agencies) in the ordinary course of business consistent with past practice.

6.11    TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

               The Credit Parties shall not, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of any Credit Party or with any Affiliate of such Credit Party or of any such holder, on terms that are less favorable to such Credit Party, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) the Management Agreements or any Management Fees payable pursuant thereto, (ii) any transaction between a Borrower and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or (iii) reasonable and customary fees paid to members of the Boards of Directors of the Credit Parties.

6.12    DISPOSAL OF SUBSIDIARY STOCK.

               Except for any sale by a Borrower of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 6.7, no Credit Party shall:

               (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to Administrative Agent pursuant to the terms of the Collateral Documents or (ii) to qualify directors if required by applicable law; or

               (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to a Credit Party, or to qualify directors if required by applicable law.

6.13    CONDUCT OF BUSINESS.

               From and after the Second Restatement Effective Date, no Credit Party shall engage in any business other than (i) the businesses engaged in by such Credit Party on the Second Restatement Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

6.14    AMENDMENTS OR WAIVERS OF RELATED DOCUMENTS AND CHARTER DOCUMENTS.

               A. NO AMENDMENT OR WAIVER OF RELATED DOCUMENTS. No Credit Party will agree to any amendment to, or waive any of its rights under, any of the Related Documents (other than non-material amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Credit Party, Administrative Agent or any Lender), without obtaining the written consent of Administrative Agent and Requisite Lenders to such amendment or waiver.

               B. CHARTER DOCUMENTS. No Credit Party will agree to any material amendment to, or waive any of its material rights under, its certificates or articles of incorporation, bylaws or other documents relating to its capital stock (other than non-material amendments or waivers which individually, or together with all other amendments, waivers or changes made, would not be adverse to any Credit Party, Administrative Agent or any Lender) without, in each case, obtaining the written consent of Administrative Agent and Requisite Lenders to such amendment or waiver.

6.15    FISCAL YEAR.

               Borrowers shall not change their Fiscal Year-end from December
31.

                                   SECTION 7.
                                EVENTS OF DEFAULT

        If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1     FAILURE TO MAKE PAYMENTS WHEN DUE.

               Failure by Borrowers to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Borrowers to pay any interest on any Loan or any other amount due under this Agreement within five days after the date due; or

7.2     DEFAULT IN OTHER AGREEMENTS.

               (i) Failure of any Credit Party to pay when due any principal of or interest on one or more items of Indebtedness (other than Indebtedness referred to in subsection 7.1) or Contingent Obligations in an individual principal amount of $250,000 or more or with an aggregate principal amount of $250,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3     BREACH OF CERTAIN COVENANTS.

               Failure of Borrowers to perform or comply with any term or condition contained in subsection 2.5 or 5.2 or Section 6 of this Agreement; or

7.4     BREACH OF WARRANTY.

               Any representation, warranty, certification or other statement made by any Credit Party in any Loan Document or in any statement or certificate at any time given by such Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5     OTHER DEFAULTS UNDER LOAN DOCUMENTS.

               Any Credit Party or NMG shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Borrowers becoming aware of such default or (ii) receipt by Borrowers of notice from Administrative Agent or any Lender of such default; or

7.6     INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Parent, NMG or any Credit Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Parent, NMG or any Credit Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, NMG or such Credit Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent, NMG or such Credit Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent, NMG or such Credit Party, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7     VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) Parent, NMG or any Credit Party shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent, NMG or such Credit Party shall make any assignment for the benefit of creditors; or (ii) Parent, NMG or any Credit Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors or managing member of Parent, NMG or such Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8     JUDGMENTS AND ATTACHMENTS.

               Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $500,000 or
(ii) in the aggregate at any time an amount in excess of $500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Parent, NMG or any Credit Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9     DISSOLUTION.

               Any order, judgment or decree shall be entered against Parent, NMG or any Credit Party decreeing the dissolution or split up of Parent, NMG or such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10    EMPLOYEE BENEFIT PLANS.

               There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of any Credit Party or any of its ERISA Affiliates in excess of $100,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $100,000; or

7.11    MATERIAL ADVERSE EFFECT.

               Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

7.12    CHANGE IN CONTROL.

               There shall occur any Change of Control; or

7.13    FAILURE OF SECURITY OR GUARANTY.

               Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof or the satisfaction in full of all Obligations) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or the Administrative Agent shall not have or cease to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens); or

7.14    FRANCHISES.

               (i) Any Credit Party shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer a material adverse amendment to any Franchise or Franchises, individually or in the aggregate accounting for 5% or more of Operating Cash Flow during the most recent Fiscal Year or 10% or more of Operating Cash Flow for Fiscal Year 2001;
(ii) any governmental regulatory authority shall schedule or conduct a hearing on the renewal of any Franchise or Franchises, individually or in the aggregate accounting for 5% or more of Operating Cash Flow during the most recent Fiscal Year or 10% or more of Operating Cash Flow for Fiscal Year 2001, and the Requisite Lenders shall in good faith believe that the result thereof shall be the termination, revocation, suspension, or material adverse amendment of such Franchise; or (iii) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any Franchise or Franchises, individually or in the aggregate accounting for 5% or more of Operating Cash Flow during the most recent Fiscal Year or 10% or more of Operating Cash Flow for Fiscal Year 2001, and the Requisite Lenders shall in good faith believe that the result thereof shall be the termination, revocation, suspension or material adverse amendment of such Franchise; or

7.15    PARENT NOTES.

               Any default shall occur under any of the Parent Notes.

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan shall thereupon terminate.

               Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not



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intended to benefit Borrowers and do not grant Borrowers the right to require
Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   SECTION 8.
                              ADMINISTRATIVE AGENT

8.1     APPOINTMENT.

               Bank of Montreal is hereby appointed Administrative Agent hereunder and under the other Loan Documents (including, without limitation, in its capacity as "Agent" under any of the Loan Documents) and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Administrative Agent and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Credit Party or any of its Subsidiaries.

8.2     POWERS AND DUTIES; GENERAL IMMUNITY.

               A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent (subject to subsection 8.5) to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

               B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any



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of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

               C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and the Credit Parties), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

               D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with any Credit Party or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

               Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent and the Credit Parties in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and the Credit Parties. Administrative Agent shall not



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have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4     RIGHT TO INDEMNITY.

               Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5     SUCCESSOR ADMINISTRATIVE AGENT.

               Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent (with the consent of Borrowers which consent shall not be unreasonably withheld and shall not be required if such successor Administrative Agent is an existing Lender or at any time that an Event of Default or Potential Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.



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8.6     COLLATERAL DOCUMENTS, ETC.

               A. COLLATERAL DOCUMENTS. Each Lender hereby further authorizes Administrative Agent to enter into the Collateral Documents as secured party, in each case on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of Requisite Lenders; provided further, that anything in this Agreement or the other Loan Documents to the contrary notwithstanding:

               (i) Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

               (ii) The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (a) upon termination of the Commitments and payment in full of the Loans and all other Obligations payable under this Agreement and under any other Loan Document; (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or under the Collateral Documents; (c) constituting property in which any Credit Party owned no interest at the time the Lien was granted or at any time thereafter; (d) constituting property leased to any Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; (e) consisting of an instrument evidencing Indebtedness if the Indebtedness evidenced thereby has been paid in full; or (f) if otherwise approved, authorized or ratified in writing by Requisite Lenders, subject to subsection
               9.6. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 8.6.

               B. LENDER ACTION. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the Collateral under the Collateral Documents (including without limitation through the exercise of a right of set-off against call deposits of such Lender in which any funds on deposit in the Collateral Documents may from time to time be invested) or enforce any remedy or make any demand pursuant to the NMG Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof.

8.7     APPOINTMENT OF SEPARATE ADMINISTRATIVE AGENT.

               At any time or times deemed necessary or advisable by Administrative Agent or Requisite Lenders, for purposes of complying with
Section 310(b) of the Communications Act



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and for purposes of enforcing any right or remedy hereunder, Administrative
Agent or Requisite Lenders may appoint one or more Persons to act as a separate agent or co-agent to the full extent permitted by law and in accordance with such instructions and directions as Administrative Agent or Requisite Lenders, as the case may be, may specify. All provisions of this Agreement which are for the benefit of the Administrative Agent shall extend to and apply to each separate agent or co-agent appointed pursuant to the foregoing provisions. The powers of any separate agent or co-agent shall not exceed those of the Administrative Agent hereunder.

                                   SECTION 9.
                                  MISCELLANEOUS

9.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

               A. GENERAL. Each Lender shall have the right at any time, subject to the limitations set forth in subsections 9.1B, 9.1C and 9.1D, to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Borrowers, require Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state. Except as otherwise provided in this subsection 9.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loans or other Obligations owed to such Lender.

               B. ASSIGNMENTS.

               (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Borrowers and Administrative Agent or (b) be assigned to any other Eligible Assignee with the consent of Administrative Agent and Borrowers (which consent shall not be unreasonably withheld and which consent, in the case of Borrowers, shall not be required (i) if an Event of Default or Potential Event of Default has occurred and is continuing or (ii) if such assignment is necessary or advisable to comply with any applicable law or regulation); provided further that no Lender shall make any assignment to any Eligible Assignee unless after giving effect to such assignment (and any previous or concurrent assignments by any Lender hereunder) such Eligible Assignee would hold Commitments in an amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the Assigning Lender) and such assignment shall not upon its effectiveness result in any increased costs to Borrowers of the type contemplated by subsections 2.6D or 2.7; provided that such minimum amount shall not apply (i) at any time that an Event of Default or Potential Event of Default has occurred and is continuing, (ii) to the extent such assignment is required by law or any Governmental Authority or (iii) if, after giving effect to such assignment, the assigning Lender would cease to be



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               a Lender hereunder. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit III or IV, as the case may be, annexed hereto with appropriate insertions, to reflect the new Commitments of the assignee and the assigning Lender.

               (ii) Acceptance by Administrative Agent. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit XII hereto and if Administrative Agent has consented to the assignment evidenced thereby, (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Borrowers. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

               C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder, and all amounts payable by Borrowers hereunder (including without



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limitation amounts payable to such Lender pursuant to subsections 2.6D and 2.7)
shall be determined as if such Lender had not sold such participation. Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 9.4 and 9.5, (a) any participation will give rise to a direct obligation of Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

               D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

               E. INFORMATION. Each Lender may furnish any information concerning Parent and the Credit Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

9.2     EXPENSES.

               Whether or not the transactions contemplated hereby shall be consummated, each Borrower, agrees, jointly and severally, to pay promptly (i) all the reasonable out-of-pocket costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the out-of-pocket costs of furnishing all opinions by counsel for the Credit Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrowers performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; (iv) all other reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3     INDEMNITY.

               In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees, jointly and



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severally, to defend, indemnify, pay and hold harmless Administrative Agent and
Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans) or the statements contained in the commitment letter delivered by any Lender to Borrowers with respect thereto (collectively called the "INDEMNIFIED LIABILITIES"); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Borrower against and on account of the obligations and liabilities of Borrowers to that Lender under this Agreement and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to
Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.





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9.5     RATABLE SHARING.

               Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of any Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by any Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6     AMENDMENTS AND WAIVERS.

               No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: (i) changes the method for calculating any Lender's Pro Rata Share; changes in any manner the method for calculating "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; or changes in any manner the provisions contained in subsection 7.1 or this subsection 9.6; or releases all or substantially all of the Collateral, shall be effective, in each case, only if evidenced by a writing signed by or on behalf of all Lenders; or (ii) increases the amount of any of the Commitments (other than the availability of the First Reserve Amount and the Second Reserve Amount in accordance with the provisions of subsection 2.1A(iii) which shall require only the consents specified therein) or reduces the principal amount of any of the Loans; postpones the dates of regularly scheduled or mandatory payments or prepayments of the Loans or reductions of the Commitments by Borrowers in respect thereof (other than with respect to prepayments or reductions required under subsection 2.4B(iii) for which the written concurrence of Requisite Lenders only shall be required for any such amendment, modification, termination, waiver or consent); postpones the date on which any interest or any fees are payable with respect to any Loans or Commitments; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in



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the interest rate applicable to any of the Loans pursuant to subsection 2.2E, for which the written consent of Requisite Lenders only shall be required for such waiver) or the amount of any fees payable hereunder with respect to any of the Loans or Commitments; increases the maximum duration of Interest Periods permitted hereunder with respect to any Loans, shall be effective, in each case, only if evidenced by a writing signed by or on behalf of all Lenders holding the Loans and/or for the Commitments which are the subject of such amendment, modification, termination, waiver or consent. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in
Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers.

9.7     INDEPENDENCE OF COVENANTS.

               All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8     NOTICES.

               Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.





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9.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

               B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C,
8.4 and 9.5 shall survive the payment of the Loans and the termination of this Agreement.

9.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

               No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11    MARSHALLING; PAYMENTS SET ASIDE.

               Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12    SEVERABILITY.

               In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

               The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture



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or any other kind of entity. The amounts payable at any time hereunder to each
Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.14    HEADINGS.

               Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15    APPLICABLE LAW.

               THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.16    SUCCESSORS AND ASSIGNS.

               This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither any Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders.

9.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

               (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.8;





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               (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS
               SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

               (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

               (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
               SECTION 5-1402 OR OTHERWISE.

9.18    WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19    CONFIDENTIALITY.

               Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which is subject to the confidentiality provisions of federal law or which has been identified as confidential by Borrowers in accordance with such Lender's



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customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrowers that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by any Credit Party.

9.20    COUNTERPARTS; EFFECTIVENESS.

               This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness under the Existing Credit Agreement and the other Loan Documents and that all indebtedness and obligations of Borrowers hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under the terms of subsection 9.6 thereof.

               This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrowers and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided that, unless and until all of the conditions set forth in subsection 3.1 have been satisfied or waived in accordance with subsection 9.6 of the Existing Credit Agreement, the Existing Credit Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, all as if this Agreement had never been executed and delivered.



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                                                                       EXECUTION


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

               BORROWERS:          NORTHLAND CABLE PROPERTIES, INC.


                                   By:
                                      ------------------------------------------
                                      Gary S. Jones



                                   Notice Address:

                                   Suite 3600
                                   1201 Third Avenue
                                   Seattle, Washington 98101
                                   Telecopy:  (206) 623-9015
                                   Attention:  Laura N. Williams

                                   NORTHLAND CABLE VENTURES LLC
                                   By:  NORTHLAND CABLE PROPERTIES, INC., its
                                   Managing Member


                                   By:
                                      ------------------------------------------
                                      Gary S. Jones



                                   Notice Address:

                                   Suite 3600
                                   1201 Third Avenue
                                   Seattle, Washington 98101
                                   Telecopy:  (206) 623-9015
                                   Attention:  Laura N. Williams

               LENDERS: BANK OF MONTREAL, CHICAGO BRANCH, individually and as Administrative Agent


                                   By:
                                      ------------------------------------------
                                       Karen S. Klapper
                                       Director


                                   Notice Address on or prior to June 30, 2001:

                                   430 Park Avenue
                                   New York, New York  10022
                                   Telecopy:  (212) 605-1648
                                   Attention:  Karen S. Klapper


                                   Notice Address after June 30, 2001:

                                   3 Times Square
                                   New York, New York  10036
                                   Telecopy:  (212) 605-1648
                                   Attention:  Karen S. Klapper

                                   BANK OF AMERICA, N.A.,
                                   INDIVIDUALLY AND AS DOCUMENTATION AGENT

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   Notice Address:

                                   WA1-501-35-01
                                   800 Fifth Avenue
                                   35th Floor
                                   Seattle, Washington  98104
                                   Telecopy:  (206) 358-3971
                                   Attention:  Mike Loken

                                   IBJ WHITEHALL BANK & TRUST COMPANY

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   Notice Address:

                                   1 State Street
                                   New York, New York 10004
                                   Telecopy:  (212) 858-2004
                                   Attention:  Alexander B. Wright

                                   U.S. BANK NATIONAL ASSOCIATION
                                   INDIVIDUALLY AND AS SYNDICATION AGENT

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   Notice Address:

                                   1420 Fifth Avenue
                                   10th Floor
                                   Seattle, Washington 98101
                                   Telecopy: (206) 344-2331
                                   Attention: Kurt Imerman